UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CORELOGIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CORELOGIC, INC.
2017 PROXY STATEMENT

POWERING THE GLOBAL REAL ESTATE ECONOMY

NOTICE OF 2017 ANNUAL MEETING

March 20, 2017

Dear Fellow Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 2:00 p.m. Pacific time on Wednesday, May 3, 2017, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618. We have included a map and directions to our executive offices on the inside back cover of this proxy statement for your convenience.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying notice of annual meeting and proxy statement. We have also made available a copy of our 2016 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

As in prior years, we have elected to provide access to our proxy materials over the Internet by mailing our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and supports conservation of natural resources. If you would like more information, please see the Questions and Answers section of this proxy statement.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to vote via the Internet, by telephone or by mail as soon as possible to ensure that your vote is counted. We look forward to seeing you at the meeting.

Thank you very much for your continued interest in CoreLogic.

Paul F. Folino	Frank D. Martell

Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 3, 2017

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m. Pacific time on Wednesday, May 3, 2017, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618, for the following purposes:

  1.
  To elect the nine persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified;

  2.
  To approve, on an advisory basis, the compensation of our named executive officers;

  3.
  To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  5.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 6, 2017 are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.

If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
 Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted:

Registered stockholders. You may authorize your proxy:

  1.
  By Internet: go to www.cesvote.com.

  2.
  By toll-free telephone: call 888-693-8683.

  3.
  By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.

Beneficial stockholders. If your shares are held by a broker, bank or other nominee, please follow the instructions they send to you regarding how you may vote your shares at the annual meeting.

Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers section at the end of the proxy statement and the instructions on the proxy card or Notice of Internet Availability of Proxy Materials you receive.

Stergios Theologides

Senior Vice President, General Counsel
and Secretary

Irvine, California
March 20, 2017

PROXY STATEMENT
Solicitation of Proxies by the Board of Directors

The board of directors (the "Board" or the "Board of Directors") of CoreLogic, Inc., a Delaware corporation ("CoreLogic," the "Company," "we," or "us"), is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders. This proxy statement and form of proxy are first being sent or made available to our stockholders on or about March 20, 2017.

If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted.

Registered stockholders.    You may authorize your proxy:

  1.
  By Internet: go to www.cesvote.com.

  2.
  By toll-free telephone: call 888-693-8683.

  3.
  By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.

Beneficial stockholders. If your shares are held by a broker, bank or other nominee, please follow the instructions they send to you regarding how you may vote your shares at the annual meeting.

Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers section at the end of this proxy statement and the instructions on the proxy card or Notice of Internet Availability of Proxy Materials (the "Notice") you receive.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2017

Our Notice of Annual Meeting of Stockholders, 2017 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2016 are available at www.viewproxy.com/corelogic/2017. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider prior to casting your vote at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

Time	Location

2:00 pm (Pacific time) on	Executive Offices of CoreLogic, Inc.
May 3, 2017	40 Pacifica
Doors open at 1:45 p.m. Pacific time	Irvine, CA 92618

INTERNET	PHONE	MAIL	IN PERSON
Follow the instructions provided in the Notice, proxy card or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instructions to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the Annual Meeting.

Annual Meeting Agenda and Voting Recommendations

	Proposal	Board Recommendation	Page

1.	Election of the nine persons named in this proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified	FOR	7

2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	13

3.	Vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers	EVERY ONE YEAR	16

4.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR	17

5.	Transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof

Highlights of 2016 Company Performance

Since 2011 we grew revenues at an annual compounded rate of 12%, adjusted EBITDA by 15% and adjusted EPS by 31%.

We achieved strong results in 2016.    Our 2016 financial success is the direct result of our ability to provide clients with data-driven solutions to improve underwriting decisions, manage risks, and capitalize on developing business opportunities.

We returned $195 million to stockholders and reduced our outstanding share count by 5 million shares, or 6%.

We accomplished key operational improvements in 2016.    In addition to our solid financial results in 2016, we successfully achieved a number of key operational goals in 2016 that will enable future success, including:

  ➢
  We exceeded our cost reduction target by reducing organizational complexity, refining and automating work processes, and shrinking our real estate footprint, all of which contributed to expanded operating margins.

  ➢
  We drove strong organic growth in our Risk Management and Workflow (RMW) segment, primarily through share gains, price increases and growth in new product sales.

  ➢
  We grew revenue significantly in the Property Intelligence (PI) segment, primarily through the launch of the Valuation Solutions Group (VSG).

  ➢
  We achieved a company-wide organic growth rate of 5%.

  ➢
  We simplified our capital structure, which provided both additional financial flexibility and a significant reduction in borrowing costs.

Board Nominees

The following table provides summary information about each director nominee. The Nominating and Corporate Governance Committee makes an annual recommendation to our Board as to whether the directors have the relevant skills and experience to oversee us and to stand for re-election, and the Nominating and Corporate Governance Committee and Board have recommended the nominees below. Based on the timing of Mr. Martell's selection as a director nominee, he was nominated directly by the Board. All of the directors possess strength of character, inquiring and independent minds, mature judgment and a deep commitment to our success.

Name	Age	Director Since	Principal Occupation	AC	ASPC	CC	NCGC

J. David Chatham	66	1989	President and chief executive officer of Chatham Holdings Corporation and the Chatham family of real estate businesses	✓		C	✓

Douglas C. Curling	62	2012	Principal and managing director of New Kent Capital LLC		✓		✓

John C. Dorman	66	2012	Former chairman of Online Resources Corporation	✓	C

Paul F. Folino (Chairman of the Board)	72	2011	Former executive chairman of the board of directors of Emulex Corporation	✓	✓	✓	✓

Frank D. Martell (1)	57	2017	President and Chief Executive Officer of CoreLogic, Inc.

Thomas C. O'Brien	63	2008	Former chief executive officer and president of Insurance Auto Auctions Inc.			✓	C

Jaynie Miller Studenmund	62	2012	Former chief operating officer of Overture Services, Inc.			✓

David F. Walker	63	2010	Chairman of the board of directors of Chico's FAS, Inc.	C	✓

Mary Lee Widener	78	2006	Former president and chief executive officer of Neighborhood Housing Services of America, Inc.	✓

C	Chair
AC	Audit Committee
Audit Committee Financial Expert
ASPC	Acquisition and Strategic Planning Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
(1)
Anand Nallathambi, the Company's former President and Chief Executive Officer and a member of the Board of Directors, was granted a temporary leave of absence on February 13, 2017 and passed away on March 2, 2017. Effective March 6, 2017, the Board appointed Mr. Martell to the position of President and Chief Executive Officer and principal executive office and as a member of the Board to fill the vacancy created by Mr. Nallathambi's death.

Corporate Governance Highlights

Board Composition

Currently, all of our directors, other than our CEO, are independent, and our Audit, Compensation and Nominating and Corporate Governance Committees consist exclusively of independent directors.

Our Board is composed of directors with a wide range of views, ethnicities, ages, genders and backgrounds, which reflect the diversity and complexity of the businesses and markets in which we operate. As the following chart illustrates, all of our non-management directors have served on other public company boards, 66% of our directors have been CEOs and all except one have held C-suite positions. In addition, 78% of our directors have deep industry experience in data analytics, financial services, or real estate, averaging 18 years of industry experience.

The following chart highlights that our Board composition also reflects a mix of tenure, which gives a balance of historical perspective and deep CoreLogic knowledge, with fresh perspectives and insights. Currently, the median director tenure is 5 years.

Governance Practices

The following table summarizes some of our key governance practices:

Practice	Description

Board Accountability

Independent Chairman	The offices of CEO and Chairman are separate, and our Chairman is an independent director. This allows our CEO to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board, provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board.

Director Overboarding Policy	Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our audit committee) without prior Board approval.

Annual Board and Committee Evaluations	To increase their effectiveness, the Board and each of its committees performs an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee.

Director Stock Ownership Guidelines and Equity Grants	All directors receive annual equity grants and must meet equity ownership requirements during their service with us.

Stockholder Rights

Majority Voting Standard for Directors, with Director Resignation Policy
Our Bylaws mandate that directors be elected under a "majority of votes cast" standard in uncontested elections, and each incumbent director has submitted an irrevocable letter of resignation that becomes effective if he or she does not receive a majority of votes cast in accordance with our Corporate Governance Guidelines.

Single Voting Class	We have only one class of voting securities.

10% Threshold for Special Meetings	Stockholders holding 10% of more of our outstanding stock have the right to call a special meeting.

No Poison Pill	We do not have a stockholders rights plan, commonly known as a "poison pill," in place.

The following chart demonstrates our Board meeting cadence:

Governance and Oversight	Review

5X/year	1X/year
Regular meetings	Strategic planning session

Calls between meetings as appropriate	1X/year
Governance briefing and investor feedback review

5X/year	1X/year
Executive sessions without management present	Succession planning and talent review

5X/year	1X/year
Executive sessions with CEO	Board and Board committee self-evaluation

PROPOSAL 1. Election of Directors

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES.

Our Amended and Restated Bylaws (the "Bylaws") require that directors be elected annually, and our Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. Pursuant to resolutions adopted by the Board, our Board consists of nine directors.

The Board has nominated the nine individuals set forth under "—Nominees" below for election at the Annual Meeting, to serve until the 2018 annual meeting of stockholders and until the directors' respective successors are elected and qualified.

Voting Standard

Under our Bylaws, in an uncontested election, each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee) with respect to such director nominee's election. Under our Corporate Governance Guidelines, each nominee for director who was in office prior to the election (each, an "incumbent director") is required to submit, and has submitted, to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if the director does not receive a majority of votes cast and the Board determines to accept the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will not be counted in determining the outcome of the election of the director nominees.

The majority voting standard does not apply, however, in a contested election, where the number of nominees for director exceeds the number of directors to be elected. In a contested election, directors are instead elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors (meaning that the number of director nominees who receive the highest number of shares voted "for" their election are elected). The election of directors at the Annual Meeting will not be contested and each director nominee must receive a majority of votes cast in order to be elected to the Board.

All of the director nominees listed below have consented to being named in this proxy statement and to serve as directors if elected. If any nominee should become unable or unwilling for good cause to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.

Nominees

Set forth below is information concerning each person nominated and recommended to be elected by our Board. All of the nominees currently serve as our directors and, other than Mr. Martell, were previously elected to the present term of office by our stockholders.

See the section entitled "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of our executive officers. In addition, there were and are no arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

J. David Chatham
Age: 66 Director since: 1989 Independent	Career Highlights

Chatham Holdings Corporation and the Chatham family of real estate businesses, specializing in real estate development, building, brokerage, asset management, mortgage lending, valuation/appraisal and other associated industries

-

President and Chief Executive Officer (1991-present)

Other Board Service

Prior Board Service

First Advantage Corporation ("FADV"), a former NASDAQ-listed company and former subsidiary of ours, providing screening analytics and identity solutions (2003-2009)

Committees: • Audit • Compensation (Chair) • Nominating and Corporate Governance	Qualifications

Through his experience in the real estate arena, Mr. Chatham enhances our understanding of the mortgage and valuation and appraisal businesses as well as the residential and commercial real estate markets. His broad executive and board experience provides particularly useful background for his service as Chair of the Compensation Committee and as a member of our Audit and Nominating and Corporate Governance Committees.

Douglas C. Curling
Age: 62 Director since: 2012 Independent	Career Highlights

New Kent Capital LLC, family-run investment business, Principal and Managing Director (2010-present)

New Kent Consulting LLC, consulting business founded by Mr. Curling, Principal (2010-present)

ChoicePoint Inc., provider of identification and credential verification services, sold to Reed Elsevier

-

President (2002-2008)

-

Chief Operating Officer (1999-2008)

-

Executive Vice President, Chief Financial Officer and Treasurer (1997-1999)

Equifax, Inc., credit bureau

Various financial roles (1989-1997)

Other Board Service

Public Boards

Aaron's, Inc., a specialty retailer of furniture, consumer electronics, computers, appliances and home accessories

Prior Board Service

ChoicePoint Inc. (2000-2008)

Committees: • Acquisition and Strategic Planning • Nominating and Corporate Governance	Qualifications

Mr. Curling brings his experience operating a publicly traded data business and deep knowledge of the insurance industry and provides insight on data monetization and growth strategies. His operational background and board experience are particularly useful for his service as a member of the Nominating and Corporate Governance Committee and the Acquisition and Strategic Planning Committee.

John C. Dorman
Age: 66 Director since: 2012 Independent	Career Highlights

Online Resources Corporation, a developer and supplier of electronic payment services, acquired by ACI Worldwide, Inc.

-

Chairman (June 2010-March 2013)

-

Co-chairman (January 2010-June 2010)

-

Interim chief executive officer (April 2010-June 2010)

Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, acquired by Intuit, Inc.

-

Chief Executive Officer (1998-2003)

Oracle Corporation, a provider of products and services addressing all aspects of corporate information technology

-

Senior Vice President of the Global Financial Services Division (1997-1998)

Treasury Services Corporation, a provider of modeling and analysis software for financial institutions

-

Chief Executive Officer (1983-1997)

Other Board Service

Private Boards

DeepDyve, Inc., an online rental service for scientific and scholarly research

loanDepot, LLC, a national non-bank lender serving consumers

Prior Board Service

Online Resources Corporation (2009-2013)

Digital Insight Corporation (1998-2007)

Treasury Services Corporation (1983-1997)

Committees: • Audit • Acquisition and Strategic Planning (Chair)	Qualifications

Mr. Dorman's prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion enables him to provide insights into our operational, technology and growth strategies. His strategic perspective in the financial innovation space and board experience are also particularly useful for his service as Chair of our Acquisition and Strategic Planning Committee and as a member of our Audit Committee.

Paul F. Folino
Chairman of the Board Age: 72 Director since: 2011 Independent	Career Highlights

Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers

-

Executive Chairman (2006-2011)

-

Chairman (2002-2006)

-

Chief Executive Officer (1993-2006)

Other Board Service

Public Boards

Microsemi Corporation, a provider of semiconductor solutions

Lantronix, Inc., a provider of device networking and remote access products for remote IT management

Private Boards

Commercial Bank of California, a full-service FDIC-insured community bank

Non-Profit Boards

California State University, Fullerton, Philanthropic Foundation, Discovery Science Center, a science education organization

Prior Board Service

Emulex Corporation (1993-2015)

Committees: • Audit • Compensation • Nominating and Corporate Governance • Acquisition and Strategic Planning	Qualifications

Mr. Folino brings significant expertise regarding information technology and intellectual property. With his strong executive background, Mr. Folino provides valued input on a variety of leadership, strategy, corporate governance and organizational matters. His extensive experience as a director of publicly-traded companies is particularly useful for his service as our Chairman of the Board.

Frank D. Martell
Age: 57 Director since: 2017	Career Highlights

CoreLogic, Inc.

-

President and Chief Executive Officer (Feb. 2017-present)

-

Chief Operating Officer (2016-Feb. 2017)

-

Chief Operating and Financial Officer (2014-2016)

-

Chief Financial Officer (2011-2014)

Western Institutional Review Board, a leading provider of review, approval and oversight for clinical research studies involving human subjects

-

President and Chief Executive Officer (2010-2011)

Advantage Sales and Marketing, a retail merchandising and marketing services company

-

Chief Financial Officer (2009-2010)

Information Services Group, Inc., a technology insight, market intelligence and advisory services company

-

Executive Vice President and Chief Financial Officer, responsible for global financial management, investor and rating agency relations and information technology operations (2007-2009)

ACNielsen Corporation, a global measurement and data company for consumer goods and media

-

Leadership positions including vice president and treasurer, chief financial officer, chief operating officer and president of Asia Pacific & Emerging Markets, executive vice president, marketing information group, and chief operating officer of ACNielsen and president Europe, Middle East & Africa (1996-2006)

Other Board Service

Private Board Service

BV Investment Partners L.P., a leading, middle-market private equity buyout firm

Bank of the West, a regional financial services company

Prior Board Service

Western Institutional Review Board (2010-2011)

Qualifications

Mr. Martell has worked with us in diverse executive leadership capacities for the past six years to transform CoreLogic into a global leader in residential property-related data-driven insights. He is a proven leader with a track record of delivering exceptional operating and financial performance. In addition, Mr. Martell's position as our President and Chief Executive Officer gives him intimate knowledge of our culture, operations, strategy, financial and competitive position.

Thomas C. O'Brien
Age: 63 Director since: 2008 Independent	Career Highlights

Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance

-

Chief Executive Officer (2000-2014)

Other Board Service

Public Boards

Fenix Parts, Inc., a recycler and reseller of automotive parts

Prior Board Service

KAR Auction Services, Inc., a provider of vehicle auction services in North America (2007-2014)

Insurance Auto Auctions Inc. (2000-2007)

Committees: • Compensation • Nominating and Corporate Governance (Chair)	Qualifications

As a result of his experience as a chief executive officer, Mr. O'Brien provides valued insight into our management practices. His leadership skills, board experience and background in corporate governance are particularly useful for his service as Chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee.

Jaynie Miller Studenmund
Age: 62 Director since: 2012 Independent	Career Highlights

Overture Services, Inc., the creator of paid search advertising, acquired by Yahoo, Inc.

-

Chief Operating Officer (2001-2004)

PayMyBills.com, an online bill management company

-

President and Chief Operating Officer (1999-2001)

Great Western Bank and Home Savings Bank, now part of JPMorgan Chase

-

Roles including Executive Vice President and Head of Retail Banking (1995-1997)

First Interstate Bank, now part of Wells Fargo

-

Roles including Executive Vice President, Head of Retail Banking and Chief Marketing Officer (1984-1995)

Other Board Service

Public Boards

Pinnacle Entertainment, Inc., an owner, operator and developer of casinos and related hospitality and entertainment facilities

Western Asset, a major fixed income fund (director for several public as well as other funds)

Private Boards

Forest Lawn Memorial Parks, an industry-leading memorial parks provider

Non-Profit Boards Huntington Memorial Hospital, a regional teaching hospital

Prior Board Service

LifeLock, Inc., an identity theft protection company (2015-2017)

Orbitz Worldwide, Inc., an online travel company (2007-2014)

aQuantive, Inc., a digital marketing services and technology company (2004-2007)

Committees: • Compensation	Qualifications

Ms. Studenmund has more than 35 years of executive management and operational experience across a diverse group of businesses in financial services and the online media and communications sector. She is also a seasoned director, having guided the growth and development of several technology and internet companies, including aQuantive, LifeLock and Orbitz Worldwide. Ms. Studenmund's deep executive and board experience is particularly useful background for her service as a member of our Compensation Committee.

David F. Walker
Age: 63 Director since: 2010 Independent	Career Highlights

Chairman of the Board, Chico's FAS, Inc. (2015-present)

University of South Florida in St. Petersburg

-

Director of Program of Accountancy (2002-2009)

Arthur Andersen LLP

-

Partner (1986-2002)

-

Leader of firm's assurance and business advisory practice for Florida Caribbean Region (1999-2002)

Other Board Service

Public Boards

Chico's FAS, Inc. (chair), a womens' clothing and accessories retailer

CommVault Systems, Inc., a data management enterprise software company

Prior Board Service

Technology Research Corporation, Inc., an electrical safety products company (2004-2011)

FADV (2003-2009)

Paradyne Networks, Inc., a provider of broadband voice, data and video network access solutions (2003-2005)

Committees: • Audit (Chair) • Acquisition and Strategic Planning	Qualifications

Mr. Walker is a certified public accountant and certified fraud examiner. His extensive experience in public accounting and on corporate boards, including as chairman of the board of Chico's and a past and present chair of other audit committees, together with his role as an NACD Board Leadership Fellow, contribute to the Board's oversight of our financial reporting, controls and risk management. Mr. Walker's background is particularly useful for his service as Chair of our Audit Committee and member of our Acquisition and Strategic Planning Committee.

Mary Lee Widener
Age: 78 Director since: 2006 Independent	Career Highlights

Neighborhood Housing Services of America, Inc., a non-profit housing agency

-

President and Chief Executive Officer (1974-2009)

Community investment consultant, instrumental in the development of a degree program in support of the community development field at the University of San Francisco College of Professional Studies.

Other Board Service

Prior Board Service

The PMI Group, Inc., a private mortgage insurer (1995-2013)

Federal Home Loan Bank of San Francisco (chairman), a cooperative, wholesale bank helping to meet community credit needs (1994-2004)

Committees: • Audit	Qualifications

Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Board a valuable perspective on housing policy. She provides a strong understanding of the opportunities we have to improve home ownership in underserved communities and the challenges residents face in purchasing homes in those communities. Her executive experience is also particularly relevant background for her service as a member of our Audit Committee.

PROPOSAL 2. Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THIS PROPOSAL.

We are providing our stockholders with the opportunity to cast a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers, or NEOs, as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis section below).

As described more fully in the Compensation Discussion and Analysis section below, our compensation program is heavily weighted toward performance-based compensation that provides a direct link between rigorous goals for corporate performance and pay outcomes for our executive officers. Our annual incentive plan also ties pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. We believe that our compensation program provides effective incentives for strong operating results by appropriately aligning pay and performance.

We pay for performance.    Our philosophy is designed to:

  •
  attract, motivate and retain highly-qualified executive officers critical to our long-term success;

  •
  align the interests of our executive officers with the interests of our stockholders;

  •
  reward executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but are expected to position us for enhanced results in future periods;

  •
  encourage strategic long-term development and investment in the business;

  •
  motivate and reward appropriate but not excessive risk-taking to grow the business; and

  •
  support pay practices with strong corporate governance and independent board oversight.

What We Do

✓

Review total compensation relative to median of a peer group of industry-aligned companies with similar executive talent needs

✓

Tie annual incentives to achievement of multiple stretch financial and operating goals

✓

Use performance-based vesting for 50% of long-term compensation, tied to achievement of stretch EPS targets and total stockholder return (TSR) relative to our peers

✓

Maintain robust stock ownership guidelines

✓

Maintain a clawback policy for incentive payments

✓

Use an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company's management

✓

Require double-trigger for accelerated vesting upon termination of employment following a change in control

✓

Assess annually potential risks relating to the Company's compensation policies and practices

What We Don't Do

✗

Incentivize participants to take excessive risks

✗

Award discretionary bonuses to our executive officers

✗

Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers

✗

Provide excessive perquisites

✗

Provide excise tax gross-ups upon termination with a change in control or for other awards

✗

Allow for repricing of stock options without stockholder approval

✗

Pay "single-trigger" change-of-control cash payments or have "single-trigger" equity acceleration

2016 Compensation Outcomes

Our compensation program rewarded strong financial results.    Our 2016 financial performance exceeded targets and resulted in above-target payouts. Results for revenue, adjusted EBITDA, and free cash flow generated funding of the ICP (our annual cash bonus plan) at 146% of target.

Notwithstanding these strong results, management and the Compensation Committee reduced bonus payouts by 5%.    Despite our strong financial results and above-target payout, management recommended and the Compensation Committee approved a reduction in ICP funding by 5% across the enterprise because acquisition-related assumptions used in setting target performance did not meet timing expectations. This reduced the calculated bonus funding to 139% of target. In addition, the payout for the strategic goals portion of the ICP, relative to the funded amount, was increased for one NEO, reduced for one NEO, and unchanged for three NEOs. Finally, results for adjusted EPS and our three-year total stockholder return relative to our peer group generated a payout of 124.5% in our long-term performance share plan for 2014-2016.

No across the board increase in base salaries for 4th consecutive year.    Notwithstanding strong operating results, consistent with our practices in recent years, the Compensation Committee did not increase NEO base salaries for 2016, except for Mr. Balas in consideration of his promotion to Chief Financial Officer.

Please see Appendix A for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow to the most directly comparable GAAP financial measures.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, the Board of Directors requests your advisory vote to approve the following resolution at the Annual Meeting:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED."

This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding upon us or the Board of Directors, and will not be construed as overruling a decision by us or the Board of Directors or creating or implying any additional fiduciary duty for us or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Our current policy is to provide stockholders with an annual opportunity to approve the compensation of the NEOs. We have included a proposal in this proxy statement for an advisory vote on the frequency of future advisory votes on the compensation of our NEOs and are recommending that we continue with the current policy of holding such a vote every year. Accordingly, if stockholders approve EVERY ONE YEAR as the preferred frequency option in Proposal 3, we expect the next advisory vote on the compensation of our NEOs will occur at the 2018 annual meeting of stockholders.

Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as a vote "against" this proposal, and broker-non votes will not be counted in determining the outcome of this proposal.

PROPOSAL 3. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

EVERY ONE YEAR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "EVERY ONE YEAR" AS THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED FOR "EVERY ONE YEAR" FOR THIS PROPOSAL.

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs as disclosed pursuant to the SEC's compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on NEO compensation every one, two, or three years.

Consistent with the views our stockholders expressed in 2011, we have held our advisory vote on the compensation of our NEOs every year since then. The Board is recommending that the annual advisory vote be continued so that stockholders may continue to provide timely, direct input on our executive compensation program.

This vote is advisory, which means that the vote will not be binding upon us or the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by us or the Board of Directors or creating or implying any additional fiduciary duty for us or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders. The Compensation Committee will consider the outcome of the vote in considering the frequency with which the advisory vote on compensation of our NEOs will be held in the future.

The Board recommends that you vote for the advisory vote on executive compensation to be held every one year.

Under our Bylaws, the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve, on a non-binding, advisory basis, a frequency option for future advisory votes on executive compensation (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted in favor of one of the frequency options for it to be approved). However, if no frequency option receives the affirmative vote of at least a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, then the Board of Directors will consider the option receiving the highest number of votes as the preferred option of the stockholders. Abstentions have the effect of votes "AGAINST" each of the frequency options in determining whether any of the frequency options has been approved by a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the proposal, but will not be counted in determining the frequency option receiving the highest number of votes. Broker non-votes will not be counted in determining the outcome of this proposal.

PROPOSAL 4. Ratification of the Selection of the Independent Auditor

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PwC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THIS PROPOSAL.

The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm's qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees. In addition to ensuring the regular rotation of the lead audit engagement partner at least every five years as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit engagement partner.

The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. PwC has audited the historical consolidated financial statements of our Company or its predecessor, The First American Corporation, for all annual periods since 1954. To help ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our Bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Ratification of the selection of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as a vote "against" this proposal. We do not expect any broker non-votes on this matter.

Report of the Audit Committee

The following report of the Audit Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

The Audit Committee consists of five non-management directors: Messrs. Walker, Chatham, Dorman and Folino and Ms. Widener. All of the members meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found under "Investors-Leadership & Governance-Highlights" on the Company's website at www.corelogic.com.

The Audit Committee reviews the Company's accounting policies and financial reporting and disclosure practices, system of internal controls, internal audit process and the process for monitoring compliance with laws, regulations and corporate policies on behalf of the Board of Directors. The Company's management is responsible for establishing and maintaining adequate internal controls over financial reporting, for preparing the financial statements and for the public reporting process. The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed them with management, although the Audit Committee members are not the auditors or certifiers of the Company's financial statements.

PwC, the Company's independent registered public accounting firm for 2016, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting. The Audit Committee has discussed with PwC the matters required to be discussed by applicable auditing standards. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, and has discussed with PwC its independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and be filed with the U.S. Securities and Exchange Commission.

                      Audit Committee

                      David F. Walker (Chairman)
                      J. David Chatham
                      John C. Dorman
                      Paul F. Folino
                      Mary Lee Widener

Independent Auditor Information

Principal Accounting Fees and Services

The Audit Committee oversees the audit and non-audit services provided by PwC and receives periodic reports on the fees paid. The aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2016	2015

Audit Fees	$2,861,040	$2,977,369

Audit-Related Fees (1)	231,600	596,000

Tax Fees (2)	41,057	48,305

All Other Fees (3)	16,228	5,638

Total Fees	$3,149,925	$3,627,312

  (1)
  During 2016, these fees were primarily incurred for services related to preliminary revenue recognition white paper review and Regulation AB audits. During 2015, these fees were primarily incurred for financial due diligence procedures related to acquisitions, SOC-1 fees, and Regulation AB audits.

  (2)
  These fees were incurred for tax advice, compliance and planning, transfer pricing, including tax basis studies and tax advice and planning in connection with the acquisition and disposition of certain businesses.

  (3)
  These fees were incurred primarily for services related to the compilation of statutory financial statements during 2016 and XBRL tagging of foreign financial reports during 2016 and 2015.

Policy on Audit Committee Pre-Approval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee retained PwC (along with other accounting firms) to provide non-audit services in 2016. We understand the need for PwC to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Audit Committee has established the following policies and processes related to non-audit services.

The Audit Committee's policy is to pre-approve all engagements of our independent registered public accounting firm for audit and non-audit services. The Audit Committee's pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of non-audit services. This policy works in conjunction with our independent registered public accounting firm's annual audit services fee schedule, which is also approved by the Audit Committee. Any services not pre-approved or not covered by the policy or the audit services fee schedule are submitted to the Audit Committee's chairman, as the Audit Committee's designee, for review and approval and are subsequently ratified by the Audit Committee as appropriate.

All services provided by PwC during the fiscal years ended December 31, 2016 and 2015 were pre-approved by the Audit Committee or its designee.

The Audit Committee has concluded that PwC's provision of audit and non-audit services to the Company is compatible with PwC's independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our common stock as of December 31, 2016 by the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock as of March 6, 2017. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

T. Rowe Price Associates, Inc. (1)	10,308,213	11.0%

The Vanguard Group (2)	6,911,533	8.0%

BlackRock, Inc. (3)	6,767,893	7.8%

(1)
According to a Schedule 13G/A filed February 7, 2017, as of December 31, 2016, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as a registered investment adviser with power to direct investments and/or sole power to vote the securities and by T. Rowe Price Mid-Cap Growth Fund, Inc., an investment company. The Schedule 13G/A reports that Price Associates has sole voting power with respect to 3,268,672 shares and sole dispositive power with respect to 10,308,213 shares and T. Rowe Price Mid-Cap Growth Fund, Inc. has sole voting power with respect to 5,002,000 shares. The address of the principal business office of the reporting entities is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
According to a Schedule 13G/A filed February 10, 2017, as of December 31, 2016, these securities are owned by The Vanguard Group and two wholly-owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), as investment managers of collective trust accounts and Australian investment offerings, respectively. The Schedule 13G/A reports that VFTC is the beneficial owner of 46,581 shares and VIA is the beneficial owner of 14,339 shares. The Vanguard Group is a registered investment adviser and has sole voting power with respect to 51,098 shares, shared voting power with respect to 9,822 shares, sole dispositive power with respect to 6,855,130 shares and shared dispositive power with respect to 56,403 shares. The address of the principal business office of the reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
According to a Schedule 13G/A filed January 23, 2017, as of December 31, 2016, BlackRock, Inc. is a parent holding company with sole voting power with respect to 6,411,549 shares and sole dispositive power with respect to 6,767,893 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 55 East 52nd Street, New York, New York 10055.

Security Ownership of Management

The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the shares so owned as of March 6, 2017 by:

  •
  each director;

  •
  each executive officer named in the "Summary Compensation Table" (each, a "NEO") (other than Mr. Nallathambi); and

  •
  all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual's spouse and subject to community property laws) over the shares listed. Shares vesting or subject to rights exercisable within 60 days after March 6, 2017 are treated as outstanding in determining the amount and percentage beneficially owned by a person or entity.

Stockholders	Number of shares of Common Stock	Percent if greater than 1%

Directors

J. David Chatham	40,443	—

Douglas C. Curling	40,533	—

John C. Dorman	15,533	—

Paul F. Folino	11,022	—

Frank D. Martell	410,471	—

Thomas C. O'Brien	21,678	—

Jaynie Miller Studenmund	20,634	—

David F. Walker	38,115	—

Mary Lee Widener	8,664	—

NEOs who are not directors (1)

James Balas	50,162	—

Barry M. Sando	214,507	—

Stergios Theologides	132,895	—

All directors and current executive officers as a group (12 persons)	1,004,657	1.2%

(1)
Mr. Nallathambi passed away on March 2, 2017 and, as a result, is not included in this table.

The shares set forth in the table above include shares that the following directors and NEOs, as well as directors and current executive officers as a group, have the right to acquire within 60 days of March 6, 2017 in the amounts set forth below:

Stockholders	Number of shares of Common Stock	Percent if greater than 1%

J. David Chatham	3,760	—

Douglas C. Curling	3,760	—

John C. Dorman	3,760	—

Paul F. Folino	3,760	—

Frank D. Martell	238,631	—

Thomas C. O'Brien	3,760	—

Jaynie Miller Studenmund	3,760	—

David F. Walker	3,760	—

Mary Lee Widener	3,760	—

James Balas	27,937	—

Barry M. Sando	84,411	—

Stergios Theologides	108,078	—

All directors and current executive officers as a group (12 persons)	489,137	—

Securities Authorized for Issuance under Equity Compensation Plans

We currently maintain two equity compensation plans: the CoreLogic, Inc. Amended and Restated 2011 Performance Incentive Plan, as amended ("2011 Plan") and the 2012 Employee Stock Purchase Plan ("2012 ESPP"). The 2006 Incentive Compensation Plan (the "2006 Plan") was terminated and replaced by the 2011 Plan. We currently have outstanding options under the 2006 Plan and the 2011 Plan. Each of the 2011 Plan, the 2012 ESPP and the 2006 Plan was approved by our stockholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights) (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (1)(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (1) (c)

Equity compensation plans approved by stockholders	4,037,031 (2)(3)	20.74 (3)	10,377,417 (4)

(1)
On June 1, 2010 in connection with spinning off our financial services business now known as First American Financial Corporation (the "Separation"), all outstanding stock options and unvested RSUs granted to our employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)
Of these shares, 887,213 were subject to options then outstanding under the 2011 Plan, 2,686,371 were subject to stock unit awards then outstanding under the 2011 Plan (which currently count as 5,616,564 under the 2011 Plan (3.3 shares for each share issued in respect of awards granted prior to July 29, 2014 and 2 shares for each share issued in respect of awards granted thereafter)) and 463,447 were subject to options then outstanding under the 2006 Plan. Of the 2,686,371 shares subject to stock unit awards under the plans as described above, 1,131,774 shares are subject to performance-based awards assuming that the maximum level of performance with respect to such awards is achieved. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above. This amount does not include those shares that were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan, which were assumed by us in connection with our acquisition of FADV in November 2009. As of December 31, 2016, these assumed options covered 153,310 shares of our common stock and had a weighted-average exercise price per share of $25.45. Our authority to grant new awards under the 2006 Plan terminated on May 19, 2011.

(3)
This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.

(4)
Represents 9,057,634 shares available for future issuance under the 2011 Plan, and 1,319,783 shares available for future issuance under the 2012 ESPP. Shares available under the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of our common stock.

CORPORATE GOVERNANCE AND BOARD MATTERS

Committees of the Board of Directors; Committee Charters

There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition and Strategic Planning Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees or subcommittees to act on behalf of the Board.

Each of the standing committees operates under a written charter adopted by the Board. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Investors section of our web site under Leadership & Governance—Highlights at www.corelogic.com. Each committee reviews and reassesses the adequacy of its charter annually, conducts annual evaluations of its performance with respect to its duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committee's activities.

Audit Committee

We have a standing Audit Committee of the Board of Directors. The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham, Dorman, Folino and Ms. Widener. During 2016, our Audit Committee met six times.

Our Board has determined that each of Messrs. Walker and Dorman is an "audit committee financial expert" within the meaning of the SEC's rules and regulations and that each member of our Audit Committee is "independent" under applicable SEC rules and the listing standards of the NYSE and is "financially literate" under the listing standards of the NYSE.

The functions performed by the Audit Committee include, but are not limited to:

  •
  overseeing the integrity of our financial reporting processes in consultation with the independent auditor, management and our internal audit function;

  •
  reviewing internal auditing procedures and results;

  •
  selecting, compensating and overseeing our independent registered public accounting firm;

  •
  engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control our major risk exposures;

  •
  reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing our compliance with legal and regulatory matters;

  •
  discussing with management, internal audit and external advisors the state of internal controls and our practices with respect to financial disclosure;

  •
  directing and supervising investigations into matters within the scope of its duties; and

  •
  reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees or third parties of concerns regarding questionable accounting or auditing matters or other ethics and compliance-related matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or concerns or complaints may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Compensation Committee

The current members of the Compensation Committee are Messrs. Chatham (Chairman), Folino, O'Brien and Ms. Studenmund. During 2016, the Compensation Committee met nine times.

In making its independence determination for each member of the Compensation Committee as described above, our Board considered whether the director has a relationship with us that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member. In addition, our Board has determined that each of Messrs. Chatham, Folino, O'Brien and Ms. Studenmund is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

The functions of the Compensation Committee include, but are not limited to:

  •
  establishing and reviewing our compensation philosophy;

  •
  overseeing the design and reviewing the operation of all executive compensation and employee benefit plans and programs;

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, including annual performance objectives, and evaluating our chief executive officer in light of those objectives;

  •
  reviewing and approving the compensation of our executive officers;

  •
  reviewing and approving awards of equity under the Company's equity-based plans;

  •
  responsibility for review and approval of employment agreements with our chief executive officer and other executive officers; and

  •
  exercising oversight of the Company's disclosures regarding executive compensation, including reviewing the Compensation Discussion and Analysis contained in our proxy statement and preparing the Compensation Committee Report for inclusion in our proxy statement. The Compensation Committee also has key oversight responsibilities in the following areas, all of which are described in more detail later in this proxy statement:

  •
  assessing risk in relation to the Company's compensation policies and practices;

  •
  reviewing and making recommendations to the Board concerning development and succession planning; and

  •
  reviewing and recommending to the Board the form and level of non-management director compensation.

The Compensation Committee has the authority to delegate responsibilities to a subcommittee of one or more members of the Compensation Committee, who must regularly report on their activities to the Compensation Committee as a whole. In March 2015, the Board created a talent development subcommittee of the Compensation Committee to aid the Compensation Committee in fulfilling its responsibility for oversight of development and succession planning for key executives. Ms. Studenmund is the sole committee member. For 2016, Pay Governance LLC ("Pay Governance") was retained as the Compensation Committee's independent compensation consultant. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources and General Counsel when making decisions regarding compensation matters. During 2016, Pay Governance attended nine Compensation Committee meetings.

During 2016, Pay Governance provided to the Compensation Committee, among other things, guidance as to:

  •
  our peer group for 2016 compensation for executive compensation comparison purposes;

  •
  director compensation for 2016;

  •
  analysis of survey data; and

  •
  determining 2016 total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) the structure and target amount of long-term incentive awards.

Pay Governance did not perform any services for us and the Compensation Committee does not believe that the services performed by Pay Governance raised any conflict of interest. The Compensation Committee regularly reviews the services provided by its independent compensation consultant.

In addition, the Company has engaged Mercer LLC ("Mercer") to provide certain compensation-related services on behalf of the Company and management. In 2016, Mercer assisted us with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data, made recommendations on the structuring of compensation programs and advised on our public disclosures regarding executive compensation. In connection with its engagement, Mercer did not attend any meetings of the Compensation Committee in 2016. Mercer performed no services for the Compensation Committee.

Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee's processes and procedures for consideration and determination of executive compensation, and the role of executive officers and our and the Compensation Committee's compensation consultants in determining executive compensation is included in the "Compensation Discussion and Analysis" section below.

Equity Awards Committee.    The Equity Awards Committee was created by the Board in October 2015 and has been delegated limited authority to grant equity awards to eligible participants under the 2011 Plan in accordance with applicable policies and as evidenced by and subject to the terms of applicable award agreements. Mr. Chatham is currently the sole committee member.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. O'Brien (Chairman), Chatham, Curling and Folino. The Nominating and Corporate Governance Committee held four meetings during 2016.

The Nominating and Corporate Governance Committee is responsible for, among other items:

  •
  identifying individuals qualified to become directors on our Board;

  •
  recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly-created directorships;

  •
  overseeing the evaluation of the Board; and

  •
  developing, recommending to the Board and periodically reviewing the corporate governance principles and policies applicable to us.

The Nominating and Corporate Governance Committee has adopted procedures by which certain of our stockholders may recommend director nominees to the Board. In particular, the Nominating and Corporate Governance Committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of our outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to our Secretary at our address included in this proxy statement. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

While the Nominating and Corporate Governance Committee has no specific minimum qualifications in evaluating a director candidate, it takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee may adjust its evaluation process for the designated candidates to reflect our contractual obligations with respect to their nomination. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the Nominating and Corporate Governance Committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Acquisition and Strategic Planning Committee

The current members of the Acquisition and Strategic Planning Committee are Messrs. Dorman (Chairman), Curling, Folino and Walker. The Acquisition and Strategic Planning Committee has the authority to (i) oversee and approve certain investment, merger, acquisition and divestiture transactions proposed by our management which are below a certain size and which do not involve our equity and (ii) provide counsel to management's development of longer-term business and product strategies. The Acquisition and Strategic Planning Committee held one meeting during 2016. In March 2015, the Board created an insurance strategy subcommittee focused on overseeing our strategic plans in the insurance vertical. Mr. Curling is the sole member of this subcommittee and provides reports to the Acquisition and Strategic Planning Committee or the full Board as appropriate.

Independence of Directors

Pursuant to the corporate governance rules of the NYSE for listed companies, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our web site under Leadership & Governance—Highlights at www.corelogic.com.

In accordance with the NYSE rules and our categorical director independence standards, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O'Brien and Walker, and Mses. Studenmund and Widener is "independent" as that term is defined in the corporate governance rules of the NYSE for listed companies. Mr. Martell is considered an inside director because he is employed by us as a senior executive.

During 2016, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent, as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our Corporate Governance Guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees.

Board Leadership Structure; Meetings of Independent Directors

The offices of Chief Executive Officer and Chairman are separate. Mr. Folino has served as Chairman of our Board since July 2014. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer continues to be appropriate as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board. In 2016, the non-management directors met five times in executive session without management present. The Chairman chairs and coordinates the agenda for these executive sessions of the non-management directors.

Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no lead director shall be elected. Mr. Folino, an independent director, is the Chairman and, as a result, we do not currently have a lead director.

Director Education

We provide the Board with educational training from time to time on subjects applicable to the Board and the Company, including with regard to industry developments, accounting, financial reporting, and corporate governance, using both internal and external resources.

Succession Planning

Among the Compensation Committee's responsibilities described in its charter is to oversee development and succession planning for executive officers, and the Compensation Committee also oversees this for other key members of senior management. In March 2015, the Board created a talent development subcommittee of the Compensation Committee to aid the Compensation Committee in fulfilling these responsibilities. The Board plans for succession of the CEO and annually reviews senior management selection and succession planning that is undertaken by the Compensation Committee. As part of this process, the non-management directors annually review the Compensation Committee's recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board. In 2017, the Board implemented its succession plan with Mr. Nallathambi's passing and appointed Frank D. Martell as our President and CEO.

Risk Oversight

To maximize long-term stockholder value, the Board's responsibilities in overseeing our businesses include oversight of our key risks and management's processes and controls to regulate them appropriately. Our management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee charter provides for a variety of regular and recurring responsibilities relating to risk, including:

  •
  having responsibility for the internal audit function, with that function having a direct line of communication to the Audit Committee;

  •
  receiving reports from management and the internal audit function regarding the adequacy and effectiveness of various internal controls;

  •
  reviewing periodically with internal counsel legal and regulatory matters that could have a significant impact on us and could indicate emerging areas of risk;

  •
  overseeing our risk program with respect to legal and regulatory requirements and risks, including receiving regular reports from our Chief Risk Officer; and

  •
  discussing with management our guidelines and policies with respect to risk assessment and risk management, including our major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management (including the Chief Executive Officer, the Chief Financial Officer, the Controller, the General Counsel and the Chief Risk Officer) and internal auditors regarding our risk management program (including our compliance program, information security and business continuity programs), extraordinary claims and losses, and significant litigation.

Separately, the Compensation Committee oversees our compensation policies and practices and has assessed whether our compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on us. In arriving at that conclusion, the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which is either time-vested or tied to the achievement of long-term Company objectives; the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that we employ and the approval process for certain compensation-related activities.

Board Meetings and Attendance

Our Board held six meetings during 2016. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by our Bylaws and the Delaware General Corporation Law.

Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. In addition, the Audit Committee is responsible for the selection, assessment, and termination of the internal auditors to which we have outsourced our internal audit function. Similarly, the consultant retained by the Compensation Committee to assist in the evaluation of senior executive compensation reports directly to that committee.

Code of Ethics

The Board has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of our web site under Leadership & Governance — Highlights at www.corelogic.com. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted under "Investors — Leadership & Governance — Highlights" on our web site at the address stated above. If we waive or amend any provisions of these codes of ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer, or controller and persons performing similar functions, we will disclose such waivers or amendments on our web site, at the address and location specified above, to the extent required by applicable SEC and NYSE Rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our web site under Leadership & Governance — Highlights at www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Director Overboarding Policy

Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our Audit Committee) without prior Board approval. In each case, in determining whether to grant such approval, the Board will consider the director's ability to devote sufficient time to the activities of the Board and/or Audit Committee and the director's qualifications and contribution or potential contribution to the Board and/or Audit Committee. All of our directors are in compliance with the overboarding policy.

Board and Committee Evaluations

To increase their effectiveness, the Board and each of its committees perform an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee. The evaluation addresses attendance, preparedness, participation, candor and other measures of performance selected by the Board.

Director Attendance at Annual Meetings

We encourage our directors to attend the annual meetings of our stockholders, either in person or telephonically. All of our nine directors nominated for election in 2017 attended the 2016 annual meeting.

Communicating with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the Chairman of the Board or any of the other non-management directors of our Company (individually or as a group), by writing to such director(s) at:

    CoreLogic, Inc.
    c/o General Counsel and Secretary
    40 Pacifica, Suite 900
    Irvine, CA 92618

Our Secretary reviews and promptly forwards communications to the directors as appropriate. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product- or service-related inquires; junk mail or mass mailings; resumes or other job-related inquires; and spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications. Directors receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in which we are a participant and any related person has a direct or indirect material interest. A related person includes a director, nominee for election as a director, executive officer, person controlling over 5% of our common stock and the immediate family members of each of these individuals. Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to us and the related person.

If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.

The following types of transactions do not require pre-approval:

  •
  compensatory arrangements for service as an officer or director of ours, provided such compensation is approved by the Compensation Committee;

  •
  transactions between us and our affiliates (other than directors and officers);

  •
  transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with us;

  •
  ordinary course transactions involving annual payments of $100,000 or less; or

  •
  transactions involving indebtedness between us and a beneficial owner of more than 5% of our common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of ours or an immediate family member thereof.

We have entered into the transactions discussed below, which have been approved or ratified in accordance with our related party transactions policy.

Price Associates beneficially owns greater than 5% of our common stock and is therefore a related party. During 2016, Price Associates or its affiliates purchased approximately $208,000 of data, analytics and other Company products. These transactions occurred pursuant to contracts entered into on an arm's-length basis and were ratified by the Nominating and Corporate Governance Committee in accordance with our related party transactions policy.

BlackRock, Inc. beneficially owns greater than 5% of our common stock and is therefore a related party. During 2016, BlackRock, Inc. or its affiliates purchased approximately $395,000 of data, analytics and other Company products. These transactions occurred pursuant to contracts entered into on an arm's-length basis and were ratified by the Nominating and Corporate Governance Committee in accordance with our related party transactions policy.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our directors other than Mr. Martell for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

J. David Chatham	122,000	121,519	243,519
Douglas C. Curling	95,000	121,519	216,519
John C. Dorman	100,000	121,519	221,519
Paul F. Folino	207,000	121,519	328,519
Thomas C. O'Brien	104,500	121,519	226,019
Jaynie Miller Studenmund	94,500	121,519	216,019
David F. Walker	112,500	121,519	234,019
Mary Lee Widener	82,500	121,519	204,019

  (1)
  The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2016, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We value the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. The stock awards were granted to each non-management director on April 27, 2016.

  (2)
  The aggregate numbers of RSUs held by each current non-management director as of December 31, 2016 were as follows:

Name	Restricted Stock Unit Awards (#)

J. David Chatham	3,760
Douglas C. Curling	3,760
John C. Dorman	3,760
Paul F. Folino	3,760
Thomas C. O'Brien	3,760
Jaynie Miller Studenmund	3,760
David F. Walker	3,760
Mary Lee Widener	3,760

The Compensation Committee reviews and recommends to the Board the form and level of director compensation. In March 2016, the Compensation Committee reviewed and recommended to the Board a new Directors' Compensation Policy that memorialized the current compensation paid by the Company to its non-management directors and included a deferral feature that permits non-management directors to elect to defer the receipt of their annual RSU awards until the earlier of termination of their Board service or a change in control of the Company. The Board approved and adopted the Directors' Compensation Policy in April 2016.

As described in the Compensation Discussion and Analysis, Pay Governance served as independent compensation consultant for the Compensation Committee for 2016 and will continue to advise on the compensation of our directors for 2017. During 2016, as part of its engagement with the Committee, Pay Governance:
  •
  provided advice on the selection of a peer group of companies for director compensation comparison purposes;

  •
  provided guidance on industry best practices and emerging trends and developments in director compensation;

  •
  provided input on the design of the deferral program in the Directors' Compensation Policy;

  •
  reviewed director compensation;

  •
  analyzed pay survey data; and

  •
  provided advice on determining the structure and amounts payable under our director compensation program.

The table below describes the components of the non-management director compensation program in effect during 2016. No changes have been made to the non-management director compensation program for 2017.

Compensation Element	2016

Annual Retainer — Non-Management Director (1)	$70,000
Annual Equity Compensation — RSUs (2)	$135,000
Annual Retainer — Non-Management Board Chairman	$100,000
Annual Retainer — Committee Chairs (1)
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Acquisition and Strategic Development Committee (3)	$12,500
Annual Retainer — Committee Members (1)
Audit Committee	$12,500
Compensation Committee	$10,000
Talent Development Committee (3)	$12,500
Nominating and Corporate Governance Committee	$7,500
Acquisition and Strategic Development Committee (3)	$5,000
Insurance Strategy Subcommittee (3)	$12,500
Fee for attendance of Board and Committee Meetings in Excess of Designated Number (4)	$2,000

(1)
Committee chair retainer represents amounts paid to each committee chair for their service in addition to the committee member annual retainer. Paid in cash in equal quarterly installments. Paid pro rata for directors joining the Board after the payment date.

(2)
The award is granted and priced on the day of our annual meeting or, in the event of an out-of-cycle annual meeting such earlier date as may be approved by the Board, and vest on the first anniversary of the grant date. Vesting of the award will accelerate upon death, disability, retirement from the Board or a change in control.

(3)
The insurance strategy subcommittee to the Acquisition and Strategic Planning Committee and the talent development subcommittee to the Compensation Committee were created in March 2015.

(4)
Meeting fees paid only for meetings in excess of eight meetings of the Board, Audit and Compensation committees, and in excess of four meetings of the Nominating and Corporate Governance and Acquisition and Strategic Planning committees. Fees are paid in cash in connection with each such additional meeting.

Director Share Ownership Guidelines

We require our non-management directors to own a fixed amount of Company stock. The guidelines are based on a multiple of the annual retainer, and require a value of at least $350,000 be held by each director. Directors have five years from their date of election to the Board to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions count toward the requirement.

Anti-Hedging and Pledging Policy

The Company maintains a policy that prohibits director transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

EXECUTIVE OFFICERS

Set forth below is information regarding our current executive officers. Our officers are appointed annually by the Board.

Frank D. Martell
President and Chief Executive Officer (1)	Biography is set forth under the heading Proposal 1 — Election of Directors above.
Age: 57

(1)
Mr. Nallathambi, the Company's former President and Chief Executive Officer, was granted a temporary leave of absence on February 13, 2017 and passed away on March 2, 2017. Effective March 6, 2017, the Board appointed Mr. Martell to the position of President and Chief Executive Officer and principal executive officer.

James Balas
Business Experience
CoreLogic, Inc.

-

Chief Financial Officer (2016-present)

-

Senior Vice President, Finance and Controller (2012-2016)

-

Senior Vice President, Controller (2011-2012)

Ameron International, a manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets

-

Vice President and Corporate Controller (2009-2011)

Chief Financial Officer
Age: 46	Various finance leadership roles: - Solar Integrated Technologies (2006-2009) - Keystone Automotive Industries (2003-2006) - Cap Gemini (2000-2003) - Ernst & Young (1993-2000)
Board and Council Service Public Board Service
Symbility Solutions Inc., a TSVX listed provider of insurance claims solutions for the property and health market verticals based in Toronto, Canada (2014-present)

Barry M. Sando
Business Experience CoreLogic, Inc.
Senior Executive Vice President, Group Executive, Risk Management and Workflow

-

Senior Executive Vice President, Group Executive, Risk Management and
Workflow (2014-present)

-

Group Executive and Executive Vice President, mortgage origination services, default services and business and information services segments
(2010-2014)

Age: 57	The First American Corporation ("FAC"), our predecessor

-

President, information and outsourcing solutions business segment
(1997-2010)

-

Flood zone certification subsidiary
    President (1997)
    Executive Vice President (1995-1997)

-

Tax service subsidiary (1991-1995)

Stergios Theologides
Business Experience CoreLogic, Inc.
- Senior Vice President, General Counsel and Secretary (2010-present)
FAC
Senior Vice President, General Counsel and Secretary

-

Senior Vice President and General Counsel, Information Solutions Group
(2009-2010)

Morgan Stanley

-

Executive Vice President and General Counsel, U.S. Residential Mortgage
businesses, overseeing legal, compliance, operational risk, fraud prevention, quality assurance and consumer and community affairs for Morgan Stanley's mortgage origination and servicing platforms (2007-2009)

Age: 50
New Century Financial Corporation

-

Executive Vice President and General Counsel, overseeing legal, compliance, privacy, security, consumer relations and government affairs (1998-2007).
New Century filed for bankruptcy protection in 2007 and was ultimately liquidated

O'Melveny & Myers LLP
- Corporate and securities practice (1992-1996)
Board and Council Service Prior Council and Industry Association Service
Federal Reserve Board's Consumer Advisory Council

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, polices, programs and practices (our compensation program) for our named executive officers (NEOs) and the positions they held in 2016. For purposes of this CD&A, the Committee refers to the Compensation Committee of our Board of Directors.

Named Executive Officer	Position as of December 31, 2016 (1)

Anand Nallathambi	President and Chief Executive Officer

Frank D. Martell	Chief Operating Officer

James L. Balas	Chief Financial Officer

Barry M. Sando	Senior Executive Vice President, Group Executive, Risk Management and Workflow

Stergios Theologides	Senior Vice President, General Counsel and Secretary

(1)
Mr. Balas was promoted to Chief Financial Officer on April 8, 2016. Mr. Nallathambi was granted a temporary leave of absence on February 13, 2017 and passed away on March 2, 2017. Mr. Martell was appointed President and Chief Executive Officer effective March 6, 2017.

Selected 2016 Business Highlights

Our compensation program is designed to align the interest of our executive officers with those of our stockholders through execution in three areas of strategic focus: growth and scale, operational excellence, and high performing organization. A significant majority of our NEOs' compensation is dependent upon our performance and execution of these strategic priorities. Our 2016 financial success is the direct result of our ability to provide clients with data-driven solutions to improve underwriting decisions, manage risks, and capitalize on developing business opportunities.

Since 2011, we grew revenues at an annual compounded rate of 12%, adjusted EBITDA by 15%, and adjusted EPS by 31%

We achieved strong results in 2016.    Highlights of our 2016 operating results compared to 2015 include the following:

Please see Appendix A for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow (FCF) to the most directly comparable GAAP financial measures.

We also invested for our long-term growth in 2016 while returning substantial capital to stockholders in the form of share repurchases of approximately 6% of total shares outstanding.

We returned $195 million to stockholders and reduced our outstanding share count by 5 million shares, or 6%

We accomplished key operational improvements in 2016.    In addition to our solid financial results, we successfully achieved a number of key operational goals in 2016 that will enable future success, including:

  ➢
  We exceeded our cost reduction target through a reduction in organizational complexity, refining and automating work processes, and shrinking our real estate footprint, all of which contributed to expanded operating margins.

  ➢
  We drove strong organic growth in our Risk Management and Workflow (RMW) segment, primarily through share gains, price increases and growth in new product sales.

  ➢
  We grew revenue significantly in the Property Intelligence (PI) segment, primarily through the launch of the Valuation Solutions Group (VSG).

  ➢
  We achieved a company-wide organic growth rate of 5%.

  ➢
  We simplified our capital structure, which provided both additional financial flexibility and a significant reduction in borrowing costs.

Executive Summary of 2016 Compensation

Our compensation program rewarded strong financial results.    Our 2016 financial performance exceeded targets and resulted in above-target payouts. Results for revenue, adjusted EBITDA and free cash flow generated funding of the ICP (our annual cash bonus plan) at 146% of target.

Notwithstanding these strong results, management and the Committee reduced bonus payouts by 5%.    Despite our strong financial results and above-target payout, management recommended and the Committee approved a reduction in ICP funding by 5% across the enterprise because acquisition-related assumptions used in setting target performance did not meet timing expectations. This reduced the calculated bonus to 139% of target. In addition, the payout for the strategic goals portion of the ICP, relative to the funded amount, was increased for one NEO, reduced for one NEO, and unchanged for three NEOs. Finally, results for adjusted EPS and our three-year total stockholder return (TSR) relative to our peer group generated a payout of 124.5% in our long-term performance share plan for 2014-2016.

No across the board increase in base salaries for 4thconsecutive year.    Notwithstanding strong operating results, consistent with our practices in recent years, the Committee did not increase NEO base salaries for 2016, except for Mr. Balas in consideration of his promotion to Chief Financial Officer.

Our compensation program also rewarded our many strategic accomplishments.    The chart below highlights accomplishments in 2016 across our three strategic focus areas:

Strategic Focus	2016 Accomplishments

Grow and Scale

✓

Grew revenue 28%, driven by double digit growth in the PI segment and strong organic growth in the RMW segment

✓

Strengthened new product pipeline with high potential products and made significant progress on generating sales from newer product launches demonstrated by our solid organic growth rate in the second half of 2016

✓

Launched the VSG and outlined strategic plan and solutions roadmap, achieving all integration milestones

Operational Excellence

✓

Exceeded our $30 million cost reduction target by consolidating facitlities, reducing staff costs, outsourcing certain business activites, and delivering on other operational improvements

✓

Advanced innovation and technology transformation through expansion of CoreLogic Labs

✓

Completed refinancing and bond redemption, resulting in significantly lower borrowing costs and greater financial flexibility

High Performing Organization

✓

Launched core Centers of Expertise to elevate focus on client service, quality and delivery

✓

Established landmark state-of-the-art hub facility in Dallas, Texas, bringing together representatives across all operating units to drive innovation, collaboration and service excellence

✓

Simplified our organization model, making it easier to do business with CoreLogic

2016 Say on Pay Vote and Engagement with Our Stockholders

97% stockholder support on our 2016 say on pay

We have had strong support from stockholders on Say on Pay.    Our Board and management are committed to maintaining sound and effective compensation and governance policies and programs designed to build value for our stockholders. At our 2016 Annual Meeting, 97% of the votes cast were in favor of the advisory vote to approve our executive compensation. With this support in favor of our existing compensation program and following its regular review of our practices, the Committee determined to maintain our 2016 compensation program for 2017.

We engage with our major stockholders.    In early 2017, as part of our stockholder engagement strategy, we conducted outreach to 20 of our top stockholders representing approximately 60% ownership. Our stockholder outreach includes ongoing discussions with many of our investors and we often solicit their feedback on a variety of topics, including executive compensation. The stockholders we reached out to did not express concerns over our compensation program design or practices. In addition to soliciting feedback from our stockholders, the Committee routinely assesses our compensation programs and seeks to maximize alignment between stockholder return and executive compensation while incentivizing and retaining a high-performing management team.

Pay Philosophy

We pay for performance.    Our compensation program is heavily weighted toward performance-based compensation that provides a direct link between rigorous goals for corporate performance and pay outcomes for our executive officers. Our annual incentive plan also ties pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. We believe that our compensation program provides effective incentives for strong operating results by appropriately aligning pay and performance. Our philosophy is designed to:

  ➢
  Attract, motivate and retain highly-qualified executive officers critical to our long-term success;

  ➢
  Align the interests of our executive officers with the interests of our stockholders;

  ➢
  Reward executive officers for achieving pre-defined stretch financial goals and strategic objectives that may not yield current-period financial results but are expected to position us for enhanced results in future periods;

  ➢
  Encourage strategic long-term development and profitable investment in the business;

  ➢
  Motivate and reward appropriate but not excessive risk-taking to grow the business; and

  ➢
  Support pay practices with strong corporate governance and independent board oversight.

Performance-Based Compensation Mix

We have four elements of total compensation:

    1
    Base salary

    2
    Annual cash incentive compensation plan (ICP) award

    3
    Long-term equity incentives

    4
    Other compensation (benefits and perquisites).

86% of our CEO compensation and 74% of the compensation for the other NEOs is performance-based. The chart below demonstrates our pay mix.

Performance-Vested Equity Awards.    In 2016, 50% of the target value of our long-term incentive awards for our CEO and other NEOs was granted in the form of performance-based restricted stock units ("PBRSUs") that vest based on adjusted EPS results relative to target and TSR relative to the companies in our peer group (see description of the peer group later in this section). The remaining 50% of target value was granted in the form of time-vested restricted stock units ("RSUs") that require us to achieve a threshold adjusted net income level in order to be eligible to vest.

Use of Rigorous Goals in Our Incentive Plans.    We set challenging goals for both our annual incentive and long-term equity plans. The chart below demonstrates the variance in payouts since 2014, outcomes that reflect our pay for performance approach to compensation. Because acquisition-related assumptions used in setting target performance did not meet timing expectations, management recommended and the Committee approved a 5% decrease in the 2016 ICP pool on an enterprise basis. This reduced the overall calculated bonus from 146% to 139% of target.

NEO ICP Corporate Financial Funding as a
% of Target
3 Year Overview

Performance vs. Budget (% of Target)

	2014	2015	2016

Revenue	99%	102%	106%

Adjusted EBITDA	87%	107%	102%

Free Cash Flow	134%	144%	132%

Long-term Incentives.    Payouts under our PBRSU awards also illustrate our use of rigorous performance targets and our adherence to pay for performance. Because we had a sub-optimal result on adjusted EPS in 2014, the 2013 PBRSU award (with a 2013-2015 performance period) paid out at less than half of target value. In contrast, the 2014 PBRSU award (with a 2014-2016 performance period) paid out at 124.5% of target based on particularly strong results in 2015 and 2016.

Average NEO PBRSU Payout as a %
of Target
2 Performance Cycle
(4-Year) Overview

No Base Salary Increases Each Year.    Our practice is to benchmark compensation annually but to increase an NEO's base salary only when warranted by an increase in the scope of responsibilities or significant gaps to competitive pay levels. Only Mr. Balas received a base salary increase in 2016 in consideration of his appointment to Chief Financial Officer. In light of anticipated mortgage market headwinds in 2017, the Committee decided that all NEOs will forego base salary increases for 2017, except for Mr. Martell whose salary was increased in connection with his promotion to President and Chief Executive Officer in March 2017.

Use of Strategic Goals in Our ICP.    The achievement of strategic goals represents 25% of the annual ICP opportunity for our executive officers. We believe this approach rewards the accomplishment of key objectives that will drive future performance. The strategic goals portion is funded by the results on financial goals. The Committee separately determines the portion of the funded amount that should be paid as a result of achievement of the individual objectives. The Committee carefully evaluates management's accomplishments relative to the goals, as further described below.

Our CEO pay is aligned to stock price performance.    The alignment of CEO total direct compensation (base salary, ICP and LTI) and our TSR over the past three years, depicted in the table below, demonstrates alignment of CEO actual pay with results for stockholders. These pay amounts do not include change in pension value or "All Other Compensation" in the 2016 Summary Compensation Table below.

CEO Compensation-TSR Alignment

Pay Program Design and Practices

We employ good governance practices. The Committee oversees the design and administration of our compensation program and evaluates it against competitive practices, legal and regulatory developments and corporate governance trends. The Committee has incorporated the following leading governance features into our compensation program:

What We Do

✓

Review total compensation relative to median of a peer group of industry-aligned companies with similar executive talent needs

✓

Tie annual incentives to achievement of multiple stretch financial and operating goals

✓

Use performance-based vesting for 50% of long-term compensation, tied to achievement of stretch EPS targets and total stockholder return (TSR) relative to our peers

✓

Maintain robust stock ownership guidelines

✓

Maintain a clawback policy for incentive payments

✓

Use an independent compensation consultant retained directly by the Committee, in its sole discretion, who performs no consulting or other services for the Company's management

✓

Require double-trigger for accelerated vesting upon termination of employment following a change in control

✓

Assess annually potential risks relating to the Company's compensation policies and practices

What We Don't Do

✗

Incentivize participants to take excessive risks

✗

Award discretionary bonuses to our executive officers

✗

Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers

✗

Provide excessive perquisites

✗

Provide excise tax gross-ups upon termination with a change in control or for other awards

✗

Allow for repricing of stock options without stockholder approval

✗

Pay "single-trigger" change-of-control cash payments or have "single-trigger" equity acceleration

2016 Compensation Program Overview

The following table describes our pay program including the role and purpose for each aspect of it.

ELEMENT		DESCRIPTION	ROLE AND PURPOSE

REWARDS STRATEGY	Review target total pay relative to market median and determine individual pay based on experience and performance

Tie approximately 75% of target pay opportunity to operating results and share price performance

Provide market-competitive mix of base salary, cash incentives and equity incentives Aligns compensation to results for our stockholders

BASE SALARY		Competitive fixed compensation Limited increases since 2011 No base salary increase for CEO since 2011	Provides competitive level of fixed pay to attract, motivate and retain highly-qualified executives Increases generally provided only for role expansion

ANNUAL INCENTIVE PROGRAM (ICP)		Annual cash incentives based on performance against established targets for revenue, adjusted EBITDA, cash-flow and strategic goals	Motivates and rewards executives for achievement of key financial results and strategic accomplishments that drive stockholder value

LONG-TERM	Performance- Based Restricted Stock Units (PBRSUs)	50% of 2016 total grant value for executive officers Shares earned based on 3 years of EPS performance, modified by TSR relative to our peers	Focuses and rewards executives on achievement of operating results over the long term EPS growth historically has been highly aligned with our share price
INCENTIVES
	Restricted Stock Units (RSUs)	50% of 2016 total grant value Grants vest ratably over three years Requires achievement of threshold operating income goal to be eligible for vesting	Enhances retention of key talent Value at vesting based on stock price, which aligns executives with stockholders interests

RETIREMENT PROGRAMS		401(k) program for all employees Legacy supplemental executive retirement plan frozen in 2010 with no new entrants allowed	Aligns with market-prevalent retirement programs Focuses executives on accumulating savings

PERQUISITES		Limited benefits available	Focuses executives on rewards from value-creating activities

Determining Pay

Generally, in determining base salary, target annual ICP and guidelines for long-term equity awards, the Committee considers a number of factors including, but not limited to, the executive officer's:

  ➢
  role, including the scope and complexity of responsibilities;

  ➢
  experience and capabilities, including institituional knowledge;

  ➢
  contributions or responsibilities beyond the typical scope of the role;

  ➢
  individual performance;

  ➢
  comparisons with our other executive officers;

  ➢
  difficulty in recruiting a replacement; and

  ➢
  competitive compensation opportunities provided by our peers and other competitors for similar execuitive talent.

Consideration of Prior Amounts Realized

Our philosophy is to incentivize and reward executive officers for future performance. While the Committee regularly reviews executive officer equity grants and vesting, it does not consider prior stock compensation gains (option gains or restricted stock awarded in prior years) in setting future compensation levels.

Peer Group and Benchmarking

In order to monitor competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies (our peer group) that it considers to be competitors or appropriate comparators for executive talent. Criteria for peer group selection include firms that operate in data, information and analytics and related businesses. Our 2016 peer group is presented in the table below.

CoreLogic 2016 Peer Group
				Comparator Group Rationale
Company	Revenue	Market Value	EBITDA Margin	Comparable Revenue Size	Comparable Market Value	Data Analytics	Direct Talent Competitor
	($MM)	($MM)	(%)

Fidelity National Financial	$9,554	$9,622	17%			✔

First American Financial	$5,576	$3,904	11%		✔	✔	✔

Equifax	$3,145	$14,159	36%	✔			✔

Broadridge Financial Solutions	$2,897	$7,708	20%	✔			✔

Gartner	$2,445	$7,515	17%	✔		✔	✔

Verisk Analytics	$1,995	$13,592	50%	✔		✔	✔

Dun & Bradstreet	$1,704	$4,463	29%	✔		✔	✔

DST Systems	$1,557	$3,504	23%	✔	✔		✔

Henry (Jack) & Associates	$1,355	$6,884	35%	✔			✔

Neustar	$1,210	$1,829	41%	✔	✔	✔

Black Knight Financial Services	$1,026	$2,612	43%	✔	✔	✔	✔

Fair Isaac	$881	$3,844	23%	✔	✔	✔	✔

ACXIOM (1)	$880	$1,666	14%	✔	✔	✔	✔

CSG Systems	$761	$1,562	23%	✔

Ciber (1)	$680	$279	-5%	✔

IHS (2)	—	—	—	—	—	✔

75th Percentile	$2,671	$7,611	35%	—	—	—	—

50th Percentile	$1,557	$3,904	23%	—	—	—	—

25th Percentile	$954	$2,220	17%	—	—	—	—

CoreLogic	$1,953	$3,181	23%	—	—	—	—

Notes:
Data above reflects end of the most recently disclosed fiscal year.
(1) FY16 year-end financial results not yet released at the time of this report, Revenue & EBITDA data reflect 12-month trailing results.
(2) IHS completed a merger with Markit Ltd in July 2016.

The Commmittee reviews executive officer pay relative to the median pay of comparable positions in peer group companies and, as appropriate, relevant survey data from nationally-recognized consulting firms such as Willis Towers Watson, Mercer and Equilar, scoped to a comparable revenue size for us, from both general industry and the high technology sector.

Base Salary

The Committee reviews base salaries annually and adjusts them, if appropriate, to recognize performance, changes to roles and responsibilities, and gaps relative to base salaries of similar individuals in the peer group and survey data described above.

The Committee has not increased CEO base salary in five years.    In an effort to increase the weighting of variable, performance-based pay in the compensation mix, the Committee has in recent years withheld base salary increases for executive officers, with the exception of promotions or expansions of roles and responsibilities. The Committee has maintained this practice even in years of outstanding company performance. Mr. Nallathambi's base salary has not increased since 2011. The Committee increased the base salary for Mr. Balas in 2016 in recognition of his promotion to Chief Financial Officer. No other NEOs received a base salary increase in 2016 and no base salaries were increased for 2017 other than Mr. Martell in connection with his promotion to President and Chief Executive Officer in March 2017.

Base salaries of the executive officers for 2015, 2016 and 2017 are set forth in the table below:

Named Executive Officer	2015	2016	2017

Anand Nallathambi	$800,000	$800,000	$800,000
Frank D. Martell (1)	$650,000	$650,000	$725,000
James L. Balas (1)	$350,000	$425,000	$425,000
Barry M. Sando	$550,000	$550,000	$550,000
Stergios Theologides	$425,000	$425,000	$425,000

(1)
Mr. Balas received a base salary increase effective April 18, 2016 in connection with his promotion to Chief Financial Officer and Mr. Martell received a base salary increase effective March 6, 2017 in connection with his promotion to President and Chief Executive Officer.

Annual Bonus (ICP)

The Incentive Compensation Plan (ICP) rewards executive officers for financial and operating performance relative to predetermined financial goals and strategic objectives. As part of our business planning process, management prioritizes a range of value drivers based on anticipated market demand including estimated mortgage origination volumes, prior year performance, business strategy and risk factors. The Committee then evaluates management's recommendations in light of stockholder expectations and establishes final ICP financial and strategic goals including payout range.

Target Incentives. The Committee established the following 2016 target bonus opportunities for our NEOs:

			ICP Target Bonus
Name	Title	Base Salary ($000s)	% of Salary	($000s)

Anand Nallathambi	President and Chief Executive Officer	$800	125%	$1,000
Frank D. Martell	Chief Operating Officer	$650	125%	$ 813
James L. Balas	Chief Financial Officer	$425	90%	$ 383
Barry M. Sando	Senior Executive Vice President, Group Executive, Risk Management and Workflow	$550	100%	$ 550
Stergios Theologides	Senior Vice President, General Counsel and Secretary	$425	80%	$ 340

ICP Performance Metrics. For 2016, the Committee selected the following three performance measures for the ICP

  ➢
  Revenue

  ➢
  Adjusted EBITDA — calculated as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments, as set forth in the Performance Unit Agreement

  ➢
  Free Cash Flow — calculated as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets

The Committee selected these measures in order to reflect a balanced perspective on performance including growth, profitability and cash management. The Committee believes results for these measures drive stockholder value.

Please see Appendix A for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow to the most directly comparable GAAP financial measures.

Threshold Performance Requirement.    For 2016, no award was payable unless our 2016 adjusted net income exceeded the performance threshold of $55 million. The performance threshold was increased to $57.5 million for 2017.

Calculation of Awards.    For 2016, 75% of the ICP opportunity was based on our financial performance goals and 25% on established objectives for each executive officer in the three major planks of our business strategy: (1) grow and scale, (2) operational excellence, and (3) high performing organization. The Committee determined that these were the critical strategic initiatives for aligning annual operating performance with our long-term strategy.

Results for achievement of revenue, adjusted EBITDA, and free cash flow goals were weighted as follows in 2016:

Revenue	34%
Adjusted EBITDA	33%
Free Cash Flow	33%

Funding Formulas for Financial Results.    At least 80% of targeted performance (threshold) for a metric must be achieved to generate any funding. At threshold, 34% of the target award is funded. At 120% of targeted performance (maximum), the maximum of 200% of the target award is funded. For performance levels greater than threshold but less than maximum, the bonus award is determined by linear interpolation. The funding formula parameters are set out in the following table:

Performance Level	Less than Threshold	Threshold	Target	Maximum and Above

Performance as % of Target	< 80%	80%	100%	120%
Payout as a % of Target	0%	34%	100%	200%

The sum of the weighted results of the three financial metrics funds the ICP awards. NEOs receive 75% of the funded amount based on financial results. The remaining 25% of the funded amount is earned based on evaluation of performance on strategic goals. Notwithstanding the actual ICP funding results, the Committee retains the discretion to decrease the actual payment for an ICP participant.

Determining Awards for Strategic Goal Achievement.    2016 executive officer strategic objectives are measurable accomplishments which accelerate achievement of our long-term strategy and are not otherwise measurable through annual financial performance metrics. Success indicators included top- and bottom-line growth, operational milestones and business and program innovation.

The threshold level of the ICP adjusted net income goal must be achieved as a condition for funding awards for achievement of strategic objectives. As described above, the award opportunity for strategic goals flexes up or down based on overall financial results and funding, such that the portion of each executive officer's bonus tied to strategic objectives is aligned with our financial performance.

Awards for strategic goal achievement can range from a minimum of no payment to a maximum of 200% of the funded opportunity. The CEO provides the Committee with his assessment of individual results on strategic goals for the other executive officers and the Committee assesses the achievement level of the CEO. Based on these assessments, the Committee determines strategic goal achievement awards for each of the NEOs.

The following chart sets forth the steps in setting goals, measuring results and determining awards under the 2016 ICP:

2016 Incentive Compensation Plan Award Determination

Set Goals

• Management assesses market opportunities, strategic priorities, and investor expectations
• Management proposes ICP financial metrics, strategic priorities, and target performance levels
• Board of Directors reviews management proposals and establishes annual financial targets
• Compensation Committee establishes performance thresholds and maximums for financial metrics
• Compensation Committee establishes strategic goals for each NEO

Calculate Funding

• Determine if Adjusted Net Income exceeds $55 million threshold
• Calculate overall funding from results on the three financial performance metrics, weighted as follows:
- Revenue: 34%
- Adjusted EBITDA: 33%
- Free Cash Flow: 33%

Determine Individual Awards

• In the absence of a discretionary reduction in funding by the Compensation Committee:
- 75% of funded amount is allocated to individuals for financial results
- 0% to 200% of the remaining 25% of funded amount is allocated to NEOs based strategic goal results
• CEO assesses performance of other NEOs and recommends on payments for strategic goal results
• Committee assesses CEO performance and determines payments for all NEOs for strategic goal results

Financial results were measured at the Corporate level for NEOs except for Mr. Sando. For Mr. Sando, funding for revenue and adjusted EBITDA was weighted 50% on corporate results and 50% on results for the RMW segment that he manages. Funding for his strategic objectives was determined by corporate results on adjusted EBITDA, in alignment with the other executive officers.

The Committee established performance goals at the beginning of the year based on our 2016 operating plan and targeted performance. Over the course of the year, as the business evolved, we increased our guidance as we expected better-than-targeted performance based on an improved market environment. The 2016 targets included significant increases from 2015 actual results, other than for FCF, which was in line with 2015 actual results, but a significant increase from 2015 target. 2015 actual FCF results were $250 million, which exceeded the 2015 target of $178 million. For 2016, FCF was established in line with our long-term targeted rate of converting 50% of adjusted EBITDA into FCF. We outperformed targets across each of our financial measures, delivering strong growth in our core operations and continued success in cost-efficiency programs.

2016 Financial Results and Funding.    As set out in the table below, 2016 financial performance resulted in 146.3% of target funding. Because acquisition-related assumptions used in setting target performance did not meet timing expectations, management recommended and the Committee approved a 5% decrease in the 2016 ICP pool on an enterprise basis. This reduced the overall calculated bonus from 146% to 139% of target.

Financial Performance Metric	Weight	Target ($000)	Actual 2016 Results ($000)	Percentage Achieved	Funding Percentage

2016 Revenue	34%	$1,845	$1,954	105.9%	129.3%
2016 Adjusted EBITDA	33%	$490	$500	102.0%	110.2%
2016 Free Cash Flow	33%	$245	$333	135.9%	200.0%

Total	100%				146.3%

Strategic Goal Results and Awards.    For Messrs. Nallathambi, Balas and Martell, the Committee determined that each of these executive officers achieved his strategic objectives at a level that either equaled or exceeded the level of financial results achieved, and set each executive officer's bonus funding for achievement of the strategic objectives at 139%, the level that was funded based on financial results. The Committee elected to adjust Mr. Theologides' payout on strategic objectives downward by 19% and to increase the payout on strategic objectives by 11% for Mr. Sando. The table below summarizes the target and actual incentive bonus awards for each executive officer.

2016 ICP Awards.    The Committee approved the following ICP awards for performance in 2016:

All numbers represented in 000s

	Financial	Strategic Goals (25%)		Funded ICP Award	Actual Total ICP
Name	Goals (75%) (1)	Funding	Actual	(Before Adjustment)	(Reduced to 95%)

Anand Nallathambi	$1,097	$366	$366	$1,463	$1,390
Frank D. Martell	$891	$297	$297	$1,188	$1,129
James L. Balas	$419	$140	$140	$559	$532
Barry M. Sando (2)	$554	$201	$224	$778	$740
Stergios Theologides	$373	$124	$101	$474	$450

(1)
Reflects financial results prior to funding reduction.
(2)
Financial goals for Mr. Sando are calculated based on a 50/50 split between corporate targets and RMW segment revenue and EBITDA targets, together accounting for 75% of his total ICP award. Unadjusted funding results for the RMW segment were 122.6% of target.

Long-Term Incentives (LTI)

Our long-term incentive compensation program is designed to motivate and reward profitable growth and stockholder value creation through awards of performance-based and time-vested equity. The Committee believes that using performance-based and time-vesting equity vehicles reinforces both performance and retention of key executives while aligning their interests with those of our stockholders and encouraging an appropriate level of risk-taking.

Long-term incentives represent the largest component of executive officer compensation. In 2016, we granted 50% of total LTI value in PBRSUs, and 50% in RSUs.

In determining the amount of the equity compensation awarded to each executive officer, the Committee primarily considered company and individual performance. However, the Committee may also consider any factor it considers relevant including competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and the long-term incentive awards made by peer group companies to similarly-situated executive officers.

LTI Targets.    The Committee established the following 2016 LTI targets for our NEOs:

		Base Salary	Target LTI
Name	Title	($000s)	% of Salary	($000s)

Anand Nallathambi	President and Chief Executive Officer	$800	535%	$4,280
Frank D. Martell	Chief Operating Officer	$650	350%	$2,275
James L. Balas	Chief Financial Officer	$425	150%	$637.5
Barry M. Sando	Senior Executive Vice President, Group Executive, Risk Management and Workflow	$550	200%	$1,100
Stergios Theologides	Senior Vice President, General Counsel and Secretary	$425	200%	$ 850

The following chart summarizes our LTI components for 2016:

LTI VEHICLE	WEIGHT	OVERVIEW

PBRSUs	50%	Provides long-term focus on profitable growth and alignment with stockholders on share price
3-year measurement period using adjusted EPS growth goals
Earn the greater number of shares from:

-

Annual measurement against 1-year targets and banking of earned shares

-

Cumulative measurement against 3-year targets

Shares earned also subject to meeting 3-year vesting requirement
Shares earned from EPS performance subject to modification based on 3-year TSR relative to our peers

RSUs	50%	Intended to encourage executive officer retention and alignment with stockholders on share price Vests in equal annual installments over 3 years

PBRSUs Granted in 2016.    The 2016 PBRSUs are earned based on annual adjusted EPS achieved relative to annual targets for each of the three years of the performance period. Please see Appendix A for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow to the most directly comparable GAAP financial measures.

Shares earned are calculated as follows:

  ➢
  A portion of the PBRSUs may be earned each year. For the PBRSUs granted in 2016, 30% of the PBRSUs may be earned based on 2016 performance, 50% based on 2017 performance, and 20% based on 2018 performance. The number of PBRSUs earned is based on a schedule that provides for 50% of PBRSUs to be earned for annual adjusted EPS results at 80% of target (threshold) and 200% of PBRSUs to be earned for results at 120% of target (maximum). PBRSUs earned each year are accrued until the end of the three-year performance period.

  ➢
  Three-year cumulative adjusted EPS results are also compared to three-year cumulative targets with PBRSUs earned subject to the same schedule as for calculation of annual PBRSUs earned.

  ➢
  Participants earn the greater number of PBRSUs resulting from the annual calculations for the three years of the performance period or from the three-year calculation.

The number of PBRSUs earned is then subject to modification based on our relative total stockholder return compared to our 2016 peer group. The following table illustrates the 2016 PBRSU award calculation.

Step 1: Calculate Annual PBRSUs Earned Versus Target

(A) PBRSUs Eligible to be Earned Based on Annual Adjusted EPS Results (% of Total PBRSUs Granted)

2016	2017	2018

30%	50%	20%

(B) PBRSUs Earned Based on Adjusted EPS Results

Performance Level	Adjusted Annual EPS Results (% of Target)	Accrued PBRSUs Earned (% of Target)

Less than Threshold	< 80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum+	120%	200%

(C) Relative TSR Modifier

PBRSUs Earned from EPS Results (B)	Annual TSR Performance (Relative to Peers)	Modifier

150% to 200% of Target	Top quartile	No modification
	Below top quartile	Earnout capped at 150% of target
50% to 150% of Target	—	No modifications
0%	Above peer median	Earnout is 50% of target
	Below peer median	No earnout

The TSR modifier ensures alignment of PBRSU payouts and results for stockholders.

Step 2: Calculate 3-Year EPS Results

Three-year calculations use the same PBRSU earnout schedule (calculation B above, based on aggregate results over 3 years versus 3-year target) and relative TSR modifier schedule (calculation C above, measured over 3 years versus 3-year target) as for annual calculations.

Step 3: PBRSUs earned equals the greater of cumulative PBRSUs earned in each of 3 annual calculations during the grant cycle (from Step 1) or overall
3-year calculation (from Step 2)

We achieved strong operating results in 2016, as evidenced by adjusted EPS well above defined target performance levels. However, our TSR was not in the top quartile of the Peer Group. As a result, the PBRSUs earned for 2016 performance were capped at 150% of target, as illustrated below.

2016 Portion of 2016-2018 Performance Period	% of Award Subject to Crediting in 2016	Adj EPS Target	Adj EPS Results	% of Adj EPS Target Achieved	Adj EPS Performance Level	% of Award Subject to Crediting for Adj EPS Results	Adjusted for TSR Modifier

2016	30%	$2.18	$2.42	111%	155%	47%	45%

The calculation of PBRSUs granted in 2014 and which paid out after the end of the 2014-2016 performance period is presented in the table below. Three-year adjusted EPS results exceeded the total of the single-year achievements, and participants earned 124% of target PBRSUs.

2014-2016 Performance Period	% of Award Subject to Crediting	Adjusted EPS Target	Adj EPS Results	% of Adj EPS Target Achieved	Adj EPS Performance Level	% of Award Subject to Crediting for Adj EPS Results	Adjusted for TSR Modifier	% Vesting

2014	30%	$1.65	$1.33	81%	0%	0%	0%	0%

2015	60%	$1.81	$1.90	105%	133%	80%	n/a	80%

2016	10%	$1.99	$2.42	122%	200%	20%	15%	15%

Total of 3 1 Year Achievements	100%							95%

Cumulative 3 Year Achievement	100%	$5.45	$5.65	104%		124%	n/a	124%

The number of shares earned from the 2014 PBRSU award is presented in the table below.

	2014 PBRSU Grant (2016 Vesting)
Name	Target	Earned

Anand Nallathambi	56,940	70,870
Frank D. Martell	16,928	21,069
James L. Balas	3,077	3,829
Barry M. Sando	15,389	19,153
Stergios Theologides	8,079	10,055

2016 Restricted Stock Units.    Vesting of RSUs granted in February 2016 was subject to the achievement of $55 million in adjusted net income for 2016, which was achieved. For 2017 the performance threshold was increased to $57.5 million.

RSUs vest in three equal installments on the first, second, and third anniversaries of the grant date. These awards encourage executive officer retention (as the vesting condition is continuous employment by the executive officer following the grant date) and align the interests of executive officers with those of stockholders (as the value increases or decreases with our stock price).

2016 LTI Awards to NEOs.    2016 long-term incentive awards were made at target for each of the NEOs. As described earlier in this section, target awards were established relative to market medians, which provides a competitive long-term incentive opportunity while allowing for additional value to be earned if performance is strong. Details of the 2016 grant awards are presented in the table below (with award amounts rounded to the nearest hundred).

	2016 Grants
Named Executive Officer	RSUs	PBRSUs(1)

Anand Nallathambi	$2,140,000	$2,140,000
Frank D. Martell	$1,137,500	$1,137,500
James L. Balas	$319,000	$319,000
Barry M. Sando	$550,000	$550,000
Stergios Theologides	$425,000	$425,000

(1)
PBRSU amount shown at target performance level. Based on 2016 performance, the portion of the PBRSUs tied to 2016 performance will be eligible to vest contingent upon continued employment through December 31, 2018.

Timing of Equity Grants.    After Committee approval, we generally issue annual equity awards to executive officers on the second day on which the NYSE is open for trading following the filing of our Annual Report on Form 10-K, using the last sale price reported for a share of our common stock on the NYSE on that date. Grants to new hires or other grants outside the annual grant cycle follow the same methodology, except that awards are generally issued on the 20th day (or the next succeeding business day if the market is closed on the 20th day) of the third month of the calendar quarter that follows the date on which the Committee approved the awards.

Retirement and Employee Benefit Plans

Executive officers are entitled to the same benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement) including the 401(k) plan, health care, life insurance and other welfare benefit programs. In designing these benefits, we seek to provide an overall level of benefits that is competitive with those offered by similar companies in the markets in which we operate. We believe that these employee benefits provide a valuable recruiting and retention mechanism for our executive officers and enable us to compete more successfully for qualified executive talent.

Executive Supplemental Benefit Plan and the Pension Restoration Plan.    Two of our executive officers — Messrs. Nallathambi and Sando — became participants in our Executive Supplemental Benefit Plan (the "Executive Supplemental Benefit Plan") prior to its closure to new participants in 2010. On November 18, 2010, we amended the Executive Supplemental Benefit Plan to freeze benefits effective as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; service after 2010 is not recognized, except for vesting purposes. Mr. Sando is also a participant in the Pension Restoration Plan, which is limited to individuals who became participants before 1995. Explanation of these plans can be found in the Pension Benefits table below.

Deferred Compensation Plan.    The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, we amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the Executive Supplemental Benefit Plan. Mr. Theologides received discretionary contributions in the amount of $85,000 in 2016.

Other Benefits.    We also maintain an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (up to a maximum of $1 million) in group universal life insurance.

Further details regarding perquisites are found in the 2016 Summary Compensation Table and accompanying footnotes.

Role of the Committee and the Chief Executive Officer

The Committee is composed solely of independent members of our Board. The Committee reviews and approves executive officer base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of executive officer compensation, in part by reviewing compensation data from comparable companies and from relevant other industry sources.

Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other executive officers are made by the Committee after considering recommendations from the Chief Executive Officer as appropriate, as well as input from the Committee's independent compensation consultant. Our Chief Executive Officer, and, as appropriate, General Counsel, Chief Operating Officer, Chief Financial Officer and SVP, Human Resources, may attend the portion of the Committee's meetings where individual executive officer performance is discussed. Only Committee members may vote on executive officer compensation decisions.

The Committee meets in executive session with its independent compensation consultant at most meetings.

Role of Independent Compensation Consultant

The Committee retained Pay Governance LLC as its independent compensation consultant to advise on the executive officer compensation for 2016. The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. During 2016, as part of its engagement with the Committee, the independent compensation consultant:

  ➢
  advised on the selection of a peer group of companies for executive officer compensation comparison purposes;

  ➢
  provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

  ➢
  analyzed survey data; and

  ➢
  advised on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) the structure and target amount of long-term incentive awards.

The Committee retained its independent compensation consultant directly, although in carrying out assignments, the consultant also interacted with Company management to the extent necessary and appropriate. Pay Governance performed no services for the Company, and the Committee does not believe the independent compensation consultants' work has raised any conflict of interest. The Committee has the sole authority to select, retain, and terminate the independent compensation consultants.

Adjustment or Recovery of Awards (Clawbacks)

In 2012, the Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. We adopted recoupment provisions which allow us to recover performance-based compensation to the extent that it is later determined that applicable performance goals were not actually achieved due to financial restatement or ethical misconduct. We also added claw-backs in termination agreements for all executive officers. This policy applies to all performance-based incentive plans including but not limited to the annual incentive cash bonus and performance-based equity awards described above.

Anti-Hedging and Pledging Policy

The Company maintains a policy that prohibits executive officer transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Executive Stock Ownership Guidelines and Retention Requirements

We require our executive officers to own a fixed amount of our stock. The guidelines are based on a multiple of base salary as outlined below:

Position	Ownership Guidelines
Chief Executive Officer	6x base salary

Chief Operating Officer	4x base salary (increased from 3x in 2016)

Chief Financial Officer	3x base salary

Senior EVP, Group Executive	3x base salary

Other Executive Officers	1x base salary

Covered officers have five years from their date of hire or promotion to the covered position to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions count toward the requirement; stock options do not count toward the ownership requirement. Furthermore, we have adopted a share retention requirement which provides that all covered executives must hold at least 50% of net (after tax) shares until the stock ownership guidelines described above are achieved. All NEOs have met their ownership requirements.

Minimum Share Ownership Requirement
(As multiple of base salary)

Employment Agreements and Severance Arrangements

Each executive officer is party to an employment agreement with us. The Committee believes that offering employment agreements to key executive officers is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms may vary. For additional information regarding the terms of the employment agreements, including severance arrangements that we have entered into with our executive officers, see "Employment Agreements" below.

Change in Control Agreements

All equity awards are granted under the 2011 Performance Incentive Plan (the "2011 Plan"), as amended. The 2011 Plan does not include an automatic "single trigger" change in control vesting provision. Instead, the "double trigger" provides for a change in control provision where automatic accelerated vesting of an award in connection with a change in control will only occur if an acquirer or successor to us fails to assume or continue the awards or the awards otherwise do not survive the transaction. Additionally, award agreements include "double-trigger" severance protections, and provide for accelerated vesting of awards that remain outstanding following a change in control transaction in the event of a termination without cause following a change in control.

The Deferred Compensation Plan generally provides for accelerated vesting of awards or benefits, as the case may be, in the event of a change in control of the Company. In addition, the Executive Supplemental Benefit Plan provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.

In addition to the plan and award agreement provisions described above, we have entered into a change in control agreement (a "Change in Control Agreement") with each of our executive officers. Under the Change in Control Agreement, a "change in control" means any one of the following:

  •
  a merger or consolidation of the Company in which our stockholders end up owning less than 50% of the voting securities of the surviving entity;

  •
  the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the Company;

  •
  a change in the composition of our Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

  •
  the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of our voting securities.

In addition, if the termination of the executive officer's employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, we will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

  •
  the executive officer's base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

  •
  between two and three times the executive officer's target annual cash bonus amount established for the fiscal year in which the termination occurs; and

  •
  between two and three times the executive officer's annual base salary in effect immediately prior to the date of termination.

Furthermore, under the Change in Control Agreement, for a period ranging from twenty-four to thirty-six months and subject to the executive officer's continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, we will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer's dependents). To the extent that the executive officer cannot participate in the plans previously available, we will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the "Total Payments"), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive officer is greater after giving effect to such reduction than if no such reduction had been made. This type of provision is often referred to as a "modified cut-back," and is included because the Change in Control Agreement does not provide for any type of "gross up" or similar benefit.

The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term for an additional year. All agreements with current executive officers have since been extended through December 31, 2016. For a description of the calculations and further explanation of the payments due to the executive officers upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control tables below.

Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of the compensation vehicles we employ. When determining amounts of long-term incentive grants to executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, we calculate the fair value of the option and take that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, we calculate the fair value of the award upon grant, and adjust the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to executive officers have been structured in a manner intended to qualify under this exception for performance-based compensation. As such, RSUs and ICP awards are earned contingent upon our achievement of adjusted net income for 2016 of $55 million or more, which performance target was achieved. PBRSUs are earned contingent upon our achievement of the adjusted EPS levels and relative TSR results described above. Other compensation may be subject to the $1 million deduction limit. We generally intend to seek to qualify most of the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deduction limit. As such, in approving the amount and form of compensation for our executive officers, the Committee considers all elements of the cost.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on its review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's proxy statement for its 2017 annual meeting of stockholders.

Members of the Compensation Committee
J. David Chatham, Chair Paul F. Folino Thomas C. O'Brien Jaynie Miller Studenmund

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chatham (Chair), Folino, O'Brien and Ms. Studenmund served on the Compensation Committee during 2016. No person who served as a member of the Compensation Committee during 2016 was or is an officer or employee of the Company. No executive officer of the Company serves or served as a director or member of the compensation committee of another company who employed or employs any member of the Company's Compensation Committee or the Board.

EXECUTIVE COMPENSATION TABLES

2016 Summary Compensation Table

The following table sets forth certain information concerning compensation of each named executive officer who served as such during the fiscal years ended December 31, 2016, 2015 and 2014, other than for Mr. Balas, for whom compensation information is provided only for the fiscal year ended December 31, 2016, the first year that he became a named executive officer. The positions listed below are as of December 31, 2016.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

	(3)	(4)	(5)	(6)	(7)	(8)
	($)	($)	($)	($)	($)	($)

Anand Nallathambi	2016	800,000	4,279,940	—	1,390,030	386,990	78,609	6,935,569

President and Chief	2015	800,000	3,699,990	—	1,477,400	—	89,197	6,066,587

Executive Officer (1)	2014	800,000	2,959,969	827,452	985,075	1,049,258	43,288	6,665,042

Frank D. Martell	2016	650,000	2,274,943	—	1,129,400	—	61,490	4,115,833

Chief Operating Officer (1)	2015	650,000	1,624,975	—	1,200,400	—	74,139	3,549,514

	2014	600,000	879,959	245,990	800,380	—	31,330	2,557,659

James Balas	2016	396,538	637,935	—	531,700	—	24,714	1,590,887
Chief Financial Officer (2)

Barry M. Sando	2016	550,000	1,099,981	—	740,000	378,594	51,503	2,820,078

Senior Executive Vice	2015	540,192	1,099,963	—	730,000		63,949	2,434,104

President, Group Executive, Risk Management and Workflow	2014	500,000	799,969	223,635	492,540	1,349,113	31,571	3,396,828

Stergios Theologides	2016	425,000	849,950	—	450,000	—	115,500	1,840,450

Senior Vice President,	2015	410,000	637,439	—	502,400	—	125,511	1,675,350

General Counsel & Secretary	2014	350,000	419,966	117,406	295,830	—	85,204	1,268,406

(1)
Mr. Nallathambi was granted a temporary leave of absence on February 13, 2017 and passed away on March 2, 2017. Effective March 6, 2017, the Board appointed Mr. Martell to the position of President and Chief Executive Officer and principal executive officer.

(2)
James Balas was appointed Chief Financial Officer on April 8, 2016. Mr. Martell served as Chief Financial Officer during 2016 prior to the appointment of Mr. Balas.

(3)
Amounts include any amounts electively deferred by the named executive officer under the Company's Deferred Compensation Plan. All employees are paid bi-weekly and 2015 payments included one additional payroll.

(4)
For 2016, reflects the aggregate grant date fair value of stock awards, consisting of RSUs and PBRSUs, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. We valued the PBRSUs as of the grant date by multiplying the closing price of our common stock on that date by the target number of PBRSUs that will vest upon achievement of the target performance. The RSUs were granted and vest contingent upon the satisfaction of certain performance criteria through December 31, 2016, which criteria were satisfied, and thereafter vest based on continued employment through December 31, 2018. The PBRSUs were granted and vest contingent upon satisfaction of certain performance criteria and continued employment through December 31, 2018. If the highest performance target is met or exceeded, the value of the awards at grant date would be as follows: Mr. Nallathambi — $6,419,910; Mr. Martell — $3,412,415; Mr, Balas — $956,902; Mr. Sando — $1,649,972; and Mr. Theologides — $1,274,926.

(5)
The Company did not grant stock options in 2015 or 2016.

(6)
For 2016, represents the annual incentive bonus that was paid to each named executive officer, and includes any amounts electively deferred by the named executive officer under the Company's Deferred Compensation Plan.

(7)
For 2016, represents the change in the present value of the life annuity from the end of fiscal year 2015 to the end of fiscal year 2016 for the Executive Supplemental Benefit Plan with respect to Messrs. Nallathambi and Sando, and the Pension Restoration Plan with respect to Mr. Sando only. The amounts in this column do not include earnings under the Company's deferred compensation plan as such earnings were neither above-market nor preferential. See the Pension Benefits table below under "Pension Benefits for 2016" for assumptions used in calculating these amounts.

(8)
Amounts included in all other compensation consist of the amounts shown in the table below paid by the Company for each NEO and, for Mr. Theologides includes $85,000 in Company discretionary contributions to the Deferred Compensation Plan. Amounts also include for Mr. Nallathambi a total of $4,976 for travel costs for his spouse and miscellaneous imputed income.

Named Executive Officer	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Amounts Deferred under the Deferred Compensation Plan ($)	Health Savings Account ($)	Total ($)

Anand Nallathambi	4,211	7,950	60,372	1,100	73,633

Frank D. Martell	4,878	7,950	47,562	1,100	61,490

James Balas	1,218	7,950	14,446	1,100	24,714

Barry M. Sando	12,003	7,950	30,450	1,100	51,503

Stergios Theologides	1,578	7,950	104,872	1,100	115,500

Grants of Plan-Based Awards for 2016

The following table sets forth information concerning awards made to each of the NEOs under the 2011 Plan during 2016.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock & Option Awards (3) ($)

Anand Nallathambi

Annual Bonus — Performance Units	2/23/2016	2/23/2016	340,000	1,000,000	2,000,000

RSUs	2/23/2016	3/1/2016					61,247		2,139,970

PBRSUs	2/23/2016	3/1/2016				30,623	61,247	122,494	2,139,970

Frank D. Martell

Annual Bonus — Performance Units	2/23/2016	2/23/2016	276,250	812,500	1,625,000

RSUs	2/23/2016	3/1/2016					32,555		1,137,472

PBRSUs	2/23/2016	3/1/2016				16,277	32,555	65,110	1,137,472

James Balas

Annual Bonus — Performance Units	4/29/2016	4/29/2016	130,050	382,500	765,000

RSUs	2/23/2016	3/1/2016					9,129		318,967

PBRSUs	2/23/2016	3/1/2016				4,564	9,129	18,258	318,967

Barry M. Sando

Annual Bonus — Performance Units	2/23/2016	2/23/2016	187,000	550,000	1,100,000

RSUs	2/23/2016	3/1/2016					15,741		549,991

PBRSUs	2/23/2016	3/1/2016				7,870	15,741	31,482	549,991

Stergios Theologides

Annual Bonus — Performance Units	2/23/2016	2/23/2016	115,600	340,000	680,000

RSUs	2/23/2016	3/1/2016					12,163		424,975

PBRSUs	2/23/2016	3/1/2016				6,081	12,163	24,326	424,975

(1)
Amounts reflect each NEO's maximum annual incentive bonus opportunity for 2016, while the actual incentive bonus earned by each NEO is reported in the 2016 Summary Compensation Table above. NEOs can earn less than maximum, but not amounts greater than maximum. At threshold, a NEO would receive 17% of the maximum award amount and at target the NEO would receive 50% of the maximum award amount. Please see Compensation Discussion and Analysis — Annual Incentive Bonus above for a discussion of the material terms of our 2016 incentive bonus program.

(2)
Equity Awards in 2016 consisted of RSUs and PBRSUs granted as part of the 2016 long-term incentive compensation program. The RSUs are tied to achievement of at least $55 million in 2016 adjusted net income. For the RSUs, if as was the case, the adjusted net income performance target is met, the shares vest in three equal installments on the first three anniversaries of the grant date. In the case of the PBRSUs, 100% of each award is tied to achievement of certain adjusted earnings-per-share targets over a three-year performance period consisting of the 2016-2018 fiscal years, subject to modification based on our relative total stockholder return achieved during the performance period. The PBRSUs that were earned in 2016 based on 2016 adjusted EPS performance and relative total stockholder return will vest and be payable to the NEOs subject to their continued employment through December 31, 2018. Please see Compensation Discussion and Analysis — Long-Term Incentives above for a discussion of the material terms of our 2016 awards of RSUs and PBRSUs.

(3)
These amounts represent the aggregate grant date fair value of each award determined pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. For the assumptions and methodologies used to value these awards, see footnote (4) to the 2016 Summary Compensation Table above.

Employment Agreements

In May 2011, we entered into employment agreements with Anand Nallathambi, Barry M. Sando and Stergios Theologides, and effective June 16, 2014 and October 6, 2014, we amended the employment agreement with Mr. Sando. On July 20, 2011, we entered into an employment agreement with Frank Martell, which was amended effective June 16, 2014 and April 8, 2016. On April 8, 2016, we entered into an employment agreement with Mr. Balas. On March 2, 2017, Mr. Nallathambi passed away, which resulted in the termination of his employment agreement. The material terms of the employment agreements, which are substantially similar in form, are as follows:

  •
  Term:  One-year term through December 31 of each calendar year, with automatic renewal for an additional year unless either party provides 60 days prior written notice before the expiration of the current term. Neither party to the NEO employment agreements provided such notice in 2016, and accordingly the term of each automatically extended through December 31, 2017.

  •
  Pay:  Sets initial base salary at current salary at the time the agreement was entered into or amended and provides that base salary will be reviewed annually and may be increased (but not decreased) during the term at our discretion.

  •
  Severance:  Provides for severance pay if the NEO is terminated without "cause" as defined in the employment agreement. The severance amount is a multiple of base pay and target annual bonus. For Messrs. Martell and Sando, the multiple is two and COBRA reimbursement is provided for 24 months. For Messrs. Balas and Theologides the multiple is one and COBRA reimbursement is provided for 12 months. The NEOs are also entitled to receive payment of a pro-rata portion of any annual bonus actually earned based on performance that they would have otherwise received had their employment not terminated.

  •
  Severance Payment Timing:  Severance will be paid in installments as follows:

  •
  Messrs. Martell and Sando — First payment is made in the seventh month after separation of employment and is 7/24th of the total severance and equal installments thereafter for the remainder;

  •
  Messrs. Balas and Theologides — First payment is made in the seventh month after separation of employment and is 7/12th of the total severance and equal installments thereafter for the remainder.

  •
  Release of Liability:  The employment agreement requires the NEO to sign a release in exchange for severance. Moreover, the NEOs are covered by restrictive covenants such as confidentiality, cooperation in litigation, non-disparagement, non-solicitation and non-competition.

  •
  Clawbacks:  The employment agreement provides that the agreement is subject to "clawback" under applicable law or under our clawback policy in effect from time to time. We adopted such a recoupment or "clawback" policy in March 2012 as further described in the Compensation Discussion and Analysis — Adjustment or Recovery of Awards (Clawbacks).

Outstanding Equity Awards at Fiscal Year-End for 2016

The following table shows outstanding equity awards held by our NEOs as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anand Nallathambi	101,530		26.36	2/22/2017	(4)
	50,765		23.61	3/30/2017	(4)
	227,878		18.76	5/31/2020
	62,645		17.24	3/15/2021
	104,516		15.50	3/1/2022
	119,653	—	25.95	2/26/2023
	45,552	22,776	32.49	3/2/2024	(5)
						11,388	(6)	419,420
						70,870	(7)	2,610,142
						36,750	(8)	1,353,503
						66,150	(9)	2,436,305
						61,247	(10)	2,255,727
						27,561	(11)	1,015,072
									11,025	(12)	406,051
									42,872	(13)	1,578,976

Frank D. Martell	116,298		11.35	8/29/2021
	63,870		15.50	3/1/2022
	38,150		25.95	2/26/2023
	13,542	6,771	32.49	3/2/2024	(5)
						3,386	(6)	124,706
						21,069	(7)	775,971
						16,140	(8)	594,436
						29,052	(9)	1,069,985
						32,555	(10)	1,199,001
						14,649	(11)	539,523
									4,842	(12)	178,331
									22,788	(13)	839,282

James Balas	7,732		11.38	9/27/2021
	8,709		15.50	3/1/2022
	7,803		25.95	2/26/2023
	2,462	1,231	32.49	3/2/2024	(5)
						616	(6)	22,687
						3,829	(7)	141,022
						2,582	(8)	95,095
						4,647	(9)	171,149
						9,129	(10)	336,221
						4,108	(11)	151,298
									774	(12)	28,506
									6,390	(13)	235,344

Barry M. Sando	17,401		17.24	3/15/2021
	22,532		15.50	3/1/2022
	26,011		25.95	2/26/2023
	12,311	6,156	32.49	3/2/2024	(5)
						3,078	(6)	113,363
						19,153	(7)	705,405
						10,926	(8)	402,405
						19,665	(9)	724,262
						15,741	(10)	579,741
						7,083	(11)	260,867
									3,277	(12)	120,692
									11,018	(13)	405,793

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Stergios Theologides	35,980		18.76	5/31/2020
	18,792		17.24	3/15/2021
	25,403		15.50	3/1/2022
	18,208		25.95	2/26/2023
	6,463	3,232	32.49	3/2/2024	(5)
						1,616	(6)	59,517
						10,055	(7)	370,326
						6,332	(8)	233,208
						11,396	(9)	419,715
						12,163	(10)	447,963
						5,473	(11)	201,571			—
									1,899	(12)	69,940
									8,514	(13)	313,571

(1)
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation, all outstanding stock option awards granted to Company employees were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.

(2)
The stock options disclosed in this table have a ten-year life. As of December 31, 2016, all stock options were fully vested with the exception of stock options granted in 2014.

(3)
Represents the value of unvested RSUs based on our closing stock price on December 31, 2016 of $36.83.

(4)
These amounts represent stock options to purchase shares of our common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with our acquisition of the publicly-traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.

(5)
These stock options were granted on March 3, 2014 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(6)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 3, 2014 which were subject to (i) the achievement of adjusted net income of $50 million for 2014 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2014.

(7)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 3, 2014 and vest based upon our achievement of certain performance measures in 2016 and continued employment through December 31, 2016. The amount set forth in this column represents the actual number of units that are subject to distribution based on our achievements of adjusted EPS and relative Total Shareholder Return goals over a three-year performance period (2014, 2015, 2016).

(8)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 2, 2015 which were subject to (i) the achievement of adjusted net income of $50 million for 2015 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2015.

(9)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 2, 2015 and vest based upon our achievement of certain performance measures in 2015 and continued employment through December 31, 2017. The amount set forth in this column represents the actual number of units that are subject to a one-year time vesting requirement based on our achievement of adjusted EPS in 2015 and 2016.

(10)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 1, 2016 which were subject to (i) the achievement of adjusted net income of $55 million for 2016 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $55 million performance measure for 2016.

(11)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 1, 2016 and vest based upon our achievement of certain performance measures in 2016 and continued employment through December 31, 2018. The amount set forth in this column represents the actual number of units that are subject to the two-year time vesting requirement based on our achievement of adjusted EPS in 2016.

(12)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 2, 2015 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the target performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2015, 2016 and 2017). See Compensation Discussion and Analysis — Long-Term Incentives above for detailed discussion.

(13)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 1, 2016 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the target performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2016, 2017 and 2018). See Compensation Discussion and Analysis — Long-Term Incentives above for detailed discussion.

Option Exercises and Stock Vested for 2016

The following table sets forth information concerning value realized by each of the NEOs upon exercise of stock options and vesting of other stock awards during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Anand Nallathambi	—	—	38,318	2,499,308
Frank D. Martell	—	—	15,438	864,338
James Balas	—	—	2,788	161,727
Barry M. Sando	112,443	2,144,845	12,919	614,696
Stergios Theologides	—	—	6,869	388,922

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.

Pension Benefits for 2016

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the NEOs who participate in a pension plan, computed as of December 31, 2016. The amounts disclosed are based upon benefits provided to the NEOs under our Pension Restoration Plan ("Pension Restoration Plan") and our Executive Supplemental Benefit Plan. Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, we maintained a pension plan, which was assumed by First American Financial Corporation ("FAFC") in connection with the Separation. Messrs. Balas, Martell and Theologides were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Benefit Plan and therefore they are not included in the following table.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)

Anand Nallathambi	Executive Supplemental Benefit Plan	25	3,999,470	—
Barry M. Sando	Executive Supplemental Benefit Plan	25	5,187,253	—
	Pension Restoration Plan	24	116,066	—

(1)
Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant's deemed participation date under the plan and December 31, 2016.

(2)
The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 4.08%, post-retirement mortality per RP-2014 Table for Healthy Annuitants with mortality projection starting in 2006 using Fully Generational Scale MP-2015, benefit is payable as a single life annuity.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 4.00% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017, benefit is payable as a 50% joint and survivor annuity.

Pension Restoration Plan

During 1996, we adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under our tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through "normal retirement age." "Normal retirement age" is defined as the later of the employee's attainment of age 65 or three years of service with us. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by us which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Effective January 1, 2009, to comply with Section 409A of the Code, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant's separation from service or six months following a participant's separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with us may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant's normal retirement date. Mr. Sando is the only NEO who participates in the Pension Restoration Plan, and he was eligible for early retirement but not normal retirement at December 31, 2016.

On June 1, 2010, in connection with spinning off the businesses now known as FAFC, the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. We remain responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.

Executive Supplemental Benefit Plan

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of us or one of our subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a "change in control" (as defined in the plan) of us, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with us, either during their employment with or following their departure, forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of our trade secrets, confidential or proprietary information and solicitation of our customers.

To reduce the costs of the plan to us, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with us and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which "final average compensation" is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by our incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

In connection with the Separation, we transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, we remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to our employees and former employees who were not transferred to FAFC. We maintain the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for our employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.

Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended to, among other things: (i) close the Plan to new participants; (ii) freeze the average pay calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant's designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant's beneficiary is someone other than the participant's spouse or domestic partner, for a maximum of twenty years; and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant's service at December 31, 2010 and the denominator of which is the participant's service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.

In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.

As of December 31, 2016, there remained five active employees, including Messrs. Nallathambi and Sando, who participate in the plan. The plan is closed to new participants. As of December 31, 2016, Messrs. Nallathambi and Sando were eligible for early retirement but not normal retirement. The plan is unfunded and unsecured. We have previously purchased insurance, of which we are the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of our costs incurred with respect to the plan.

Nonqualified Deferred Compensation for 2016

As reflected in the following table, certain of our executive officers have elected to participate in our Deferred Compensation Plan (the "Deferred Compensation Plan").

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Anand Nallathambi	80,000	60,372	154,796	—	1,877,717
Frank D. Martell	420,140	47,562	96,169	—	1,117,743
James Balas	105,000	14,446	24,278		264,701
Barry M. Sando	38,400	30,450	70,219	—	931,630
Stergios Theologides	62,990	104,872	74,049	46,225	861,541

(1)
All contributions presented are reported in the 2016 Summary Compensation Table under "Salary," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for 2016.

(2)
Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the 2016 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(3)
To the extent the executive officers were NEOs in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior salary and non-equity incentive plan compensation deferrals or Company contributions were previously reported as compensation to the NEO in our Summary Compensation Table as "Salary," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected on prior period Summary Compensation Tables.

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. We maintain a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon separation from service or death. Subject to the terms and conditions of the plan, participants may also elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant's first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. We pay a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

The Deferred Compensation Plan was amended in 2010 to provide for (i) Company contributions to the plan in the form of 401(k) restoration contributions and (ii) Company discretionary retirement savings contributions to a limited number of senior officers who were not eligible to participate in the Executive Supplemental Benefit Plan. The amount of our 401(k) restorations contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the 401(k) Plan if the participants' deferrals under the Deferred Compensation Plan were instead made under the 401(k) Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the 401(k) Plan. The discretionary retirement savings contribution for Mr. Theologides vests five years following contribution. There are currently no other vesting limitations in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The following tables describe payments and other benefits that would be provided to certain of our executive officers under the specified circumstances upon a change in control of us or their termination, assuming a termination or change in control occurred on December 31, 2016. For further discussion, see Compensation Discussion and Analysis — Change in Control Agreements above.

Anand Nallathambi

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)

Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause/ for Good Reason ($)		With Termination for Good Reason/ Without Cause ($)		Death ($) (2)		Disability ($)

Compensation
Severance	—	—	3,600,000	(3)	5,400,000	(4)	—		—
Bonus	—	—	1,390,030	(5)	1,000,000	(6)	1,000,000		1,000,000
Accelerated Vesting — Options (7)	—	—	—		98,848		98,848		98,848
Accelerated Vesting — RSU (8)	419,420	—	4,028,649		4,028,649		4,028,649		4,028,649
Accelerated Vesting — PBRSU (9)	—	—	—		4,285,981		4,285,981		4,285,981
Deferred Compensation Plan (10)	1,877,717	1,877,717	1,877,717		1,877,717		1,877,717		1,877,717
Executive Supplemental Benefit Plan (11)	3,398,966	3,398,966	3,398,966		5,826,532	(12)	2,038,826	(13)	3,398,966	(14)
Benefit Continuation	—	—	43,484	(15)	50,786	(16)	—		—
Total	5,696,103	5,276,683	14,338,846		22,568,513		13,330,021		14,690,161

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
On March 2, 2017, Mr. Nallathambi passed away while on a medical leave of absence.

(3)
Represents an amount equal to two times the sum of (i) Mr. Nallathambi's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Nallathambi in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(4)
Represents three times Mr. Nallathambi's base salary in effect immediately prior to the date of termination by us and three times Mr. Nallathambi's target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(5)
Represents the pro rata portion of Mr. Nallathambi's annual cash bonus for fiscal year 2016. Mr. Nallathambi's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end, and is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(6)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for the year of termination. Mr. Nallathambi's agreement provides for the payment of the target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(7)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Nallathambi held a total of 22,776 unvested stock options with exercise prices less than $36.83, the closing stock price on December 31, 2016, and the amount shown represents the difference between $36.83 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(8)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2016 of $36.83. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Nallathambi signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(9)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2016 of $36.83. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(10)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2016 based on Mr. Nallathambi's salary deferral election and 401(k) restoration contributions.

(11)
"Enhanced Executive Supplemental Benefit Plan" refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(12)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 4.00% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017. Upon an involuntary termination without cause after a change in control of us, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provisions of the plan in effect on the date of the change of control.

(13)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(14)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 4.00% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017 deferred to the earliest retirement age.

(15)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Nallathambi becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(16)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Frank D. Martell

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)

Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)	Disability ($)

Compensation
Severance	—	—	2,925,000	(2)	2,925,000	(3)	—	—
Bonus	—	—	1,129,400	(4)	812,500	(5)	812,500	812,500
Accelerated Vesting — Options (6)	—	—	—		29,386		29,386	29,386
Accelerated Vesting — RSU (7)	—	—	1,918,143		1,918,143		1,918,143	1,918,143
Accelerated Vesting — PBRSU (8)	—	—	—		2,090,655		2,090,655	2,090,655
Deferred Compensation (9)	1,117,743	1,117,743	1,117,743		1,117,743		1,117,743	1,117,743
Benefit Continuation	—	—	43,484	(10)	33,858	(11)	—	—
Total	1,117,743	1,117,743	7,133,770		8,927,285		5,968,427	5,968,427

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Martell in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Martell's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Martell in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the

  Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Martell's base salary in effect immediately prior to the date of termination by us and two times Mr. Martell's target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Martell's annual cash bonus for fiscal year 2016. Mr. Martell's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for the year of termination. Mr. Martell's agreement provides for the payment of the target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Martell held a total of 6,771 unvested stock options with exercise prices less than $36.83, the closing stock price on December 31, 2016, and the amount shown represents the difference between $36.83 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2016 of $36.83. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Martell signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2016 of $36.83. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2016 based on Mr. Martell's salary deferral election and 401(k) restoration contributions.

(10)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

James Balas

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)

Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)	Disability ($)

Compensation
Severance	—	—	807,500	(2)	1,615,000	(3)	—	—
Bonus	—	—	531,700	(4)	382,500	(5)	382,500	382,500
Accelerated Vesting — Options (6)	—	—	—		5,343		5,343	5,343
Accelerated Vesting — RSU (7)	—	—	454,003		454,003		454,003	454,003
Accelerated Vesting — PBRSU (8)	—	—	—		478,864		478,864	478,864
Deferred Compensation (9)	264,701	264,701	264,701		264,701		264,701	264,701
Benefit Continuation	—	—	21,489	(10)	26,293	(11)	—	—
Total	264,701	264,701	2,079,393		3,226,704		1,585,411	1,585,411

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Balas in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to the sum of (i) Mr. Balas' annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Balas in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/12 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/12 of the Severance Benefit paid each month until the month which is 12 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Balas' base salary in effect immediately prior to the date of termination by us and two times Mr. Balas' target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Balas' annual cash bonus for fiscal year 2016. Mr. Balas' agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Balas' target annual cash bonus for the year of termination. Mr. Balas' agreement provides for the payment of the target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Balas held a total of 1,231 unvested stock options with exercise prices less than $36.83, the closing stock price on December 31, 2016, and the amount shown represents the difference between $36.83 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2016 of $36.83. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Balas signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2016 of $36.83. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2016 based on Mr. Balas' salary deferral election and 401(k) restoration contributions.

(10)
Represents the cost of COBRA coverage for 12 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Balas becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(11)
Represents the cost of continued health and welfare benefits for 18 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)

Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)		Disability ($)

Compensation
Severance	—	—	2,200,000	(2)	3,300,000	(3)	—		—
Bonus	—	—	740,000	(4)	550,000	(5)	550,000		550,000
Accelerated Vesting — Options (6)	—	—	—		26,717		26,717		26,717
Accelerated Vesting — RSU (7)	113,363	—	1,095,508		1,095,508		1,095,508		1,095,508
Accelerated Vesting — PBRSU (8)	—	—	—		1,183,311		1,183,311		1,183,311
Deferred Compensation Plan (9)	931,630	931,630	931,630		931,630		931,630		931,630
Vested Pension Restoration Plan	105,928	105,928	105,928		105,928		53,814		105,928
Vested Executive Supplemental Benefit Plan (10)	4,786,962	4,786,962	4,786,962		6,815,151	(11)	2,644,882	(12)	4,786,962	(13)
Benefit Continuation	—	—	43,828	(14)	52,586	(15)	—		—
Total	5,937,883	5,824,520	9,903,856		14,060,831		6,485,862		8,680,056

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Sando's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Sando in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Sando's base salary in effect immediately prior to the date of termination by us and three times Mr. Sando's target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Sando's annual cash bonus for fiscal year 2016. Mr. Sando's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for the year of termination. Mr. Sando's agreement provides for the payment of the target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Sando held a total of 6,156 stock options with an exercise price of less than $36.83, the closing stock price on December 31, 2016, and the amount shown represents the difference between $36.83 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on our closing stock price on December 31, 2016 of $36.83. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Sando signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2016 based on Mr. Sando's salary deferral election and 401(k) restoration contributions.

(10)
"Executive Supplemental Benefit Plan" represents current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 4.00% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017. Upon an involuntary termination without cause after a change in control of us, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 4.00% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017 deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Sando becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Stergios Theologides

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)

Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)	Disability ($)

Compensation
Severance	—	—	765,000	(2)	1,530,000	(3)	—	—
Bonus	—	—	450,000	(4)	340,000	(5)	340,000	340,000
Accelerated Vesting — Options (6)	—	—	—		14,027		14,027	14,027
Accelerated Vesting — RSU (7)	—	—	740,688		740,688		740,688	740,688
Accelerated Vesting — PBRSU (8)	—	—	—		797,738		797,738	797,738
Deferred Compensation Plan (9)	418,847	418,847	418,847		861,540		861,540	861,540
Benefit Continuation	—	—	21,742	(10)	26,293	(11)	—	—
Total	418,847	418,847	2,396,277		4,310,286		2,753,993	2,753,993

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Theologides in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to one times the sum of (i) Mr. Theologides' annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Theologides in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/12 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/12 of the Severance Benefit paid each month until the month which is 12 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Theologides' base salary in effect immediately prior to the date of termination by us and two times Mr. Theologides' target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Theologides' annual cash bonus for fiscal year 2016. Mr. Theologides' agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for the year of termination. Mr. Theologides' agreement provides for the payment of the target annual cash bonus established for fiscal year 2016. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Theologides held a total of 3,232 unvested stock options with an exercise price of less than $36.83, the closing stock price on December 31, 2016, and the amount shown represents the difference between $36.83 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on the Company's closing stock price on December 31, 2016 of $36.83. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Theologides signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2016 of $36.83. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Represents contributions by Mr. Theologides and by us on behalf of Mr. Theologides into the Deferred Compensation Plan.

(10)
Represents the cost of COBRA coverage for 12 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Theologides becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC require our officers, as defined under the relevant SEC rules, and directors, and persons who beneficially own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent beneficial owners are required by the SEC's rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all such filing requirements during fiscal 2016.

QUESTIONS AND ANSWERS ABOUT VOTING

Why have I been sent a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

What proposals will be voted on at the Annual Meeting?

  1.
  The election of the nine persons named in this proxy statement to serve on the Board until the next annual meeting and until their successors are duly elected and qualified;

  2.
  The approval, on an advisory basis, of the compensation of our NEOs;

  3.
  The vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs;

  4.
  The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Our management and the Board are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c)(1) promulgated under the Exchange Act. Without limiting our ability to apply the advance notice provisions in our Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Who may attend the Annual Meeting?

Only our stockholders and their invited guests may attend the Annual Meeting. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership — for example, a copy of a brokerage statement showing your share ownership — and proof of identification. Additional documentation is required to vote your shares at the Annual Meeting if you hold your shares through a broker, bank or other nominee. See "How can I vote my shares in person at the Annual Meeting?" below for more information.

Who is entitled to vote?

Stockholders of record as of the close of business on March 6, 2017, the record date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the Annual Meeting.

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How can I vote my shares in person at the Annual Meeting?

If you hold shares as a stockholder of record, you have the right to vote those shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting or, if you received a printed set of the proxy materials by mail, by submitting at the Annual Meeting the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of shares, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting using the ballot provided at the meeting. Please note that participants in our 401(k) Savings Plan (the "401(k) Plan") may not vote their plan shares in person at the Annual Meeting. See "How are my shares in the Company's 401(k) Plan voted?" below for more information.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How many shares are entitled to vote at the Annual Meeting?

As of the record date, 84,520,007 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of CoreLogic common stock, excluding treasury shares, is entitled to one vote on each of the nine director nominees and on each other proposal to be voted on at the Annual Meeting.

How many directors can I vote for?

Nine. At the Annual Meeting, stockholders may vote for the election to our Board of up to nine nominees for director.

Who are the director nominees?

The nine director nominees are:

J. David Chatham	Thomas C. O'Brien
Douglas C. Curling	Jaynie Miller Studenmund
John C. Dorman	David F. Walker
Paul F. Folino	Mary Lee Widener
Frank D. Martell

What is the voting requirement to approve each of the proposals?

Proposal 1 – Election of Directors

Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected at the Annual Meeting, our Bylaws provide that each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast with respect to such director nominee's election. A "majority of votes cast" means that the number of votes "for" a director nominee must exceed the number of votes "against" that director nominee.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our NEOs

Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved).

Proposal 3 – Vote, on an Advisory Basis, on the Frequency of Future Advisory Votes on the Compensation of our NEOs

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve, on a non-binding, advisory basis, a frequency option for future advisory votes on executive compensation (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted in favor of one of the frequency options for it to be approved). However, if no frequency option receives the affirmative vote of at least a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, then the Board of Directors will consider the option receiving the highest number of votes as the preferred option of the stockholders.

Proposal 4 – Ratification of the Selection of PwC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017

The selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will be ratified if the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved).

How do I vote?

If you are a stockholder of record, you may vote on matters that properly come before the Annual Meeting in one of four ways:

You may vote over the Internet.

You do this by following the instructions provided either in the Notice or on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy over the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.

You may vote by mail.

If you received a printed set of the proxy materials, you do this by signing and dating the proxy card accompanying the proxy statement and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions provided on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.

You may vote in person at the Annual Meeting.

You can vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting.

If you hold your shares in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting. If you shares are held in "street name," you may also attend the Annual Meeting and vote your shares in person, provided that you request and receive, prior to the Annual Meeting, a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting and present the legal proxy at the meeting prior to voting. If your shares are held through the 401(k) Plan, please see "How are my shares in the Company's 401(k) Plan voted?" below.

How are my shares in the Company's 401(k) Plan voted?

For those stockholders who hold shares pursuant to the 401(k) Plan, Fidelity Management Trust Company ("Fidelity") acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants by April 28, 2017 at 5:00 p.m., Eastern time, will be voted in the same proportion as are the shares for which directions are received by that time.

How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?

The named proxy holders, Frank D. Martell, President and Chief Executive Officer, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by our Board and as such proxy holders may determine in accordance with their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Can I change my vote or revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the Annual Meeting. Only your latest-dated proxy counts. You may do this by:

  •
  submitting an authorized proxy bearing a later date using one of the alternatives described above under "How do I vote?";

  •
  if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement; or

  •
  voting in person at the Annual Meeting, provided that if your shares are held in "street name" (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Who will count the votes?

A representative of Alliance Advisors, LLC ("Alliance Advisors") will serve as inspector of elections and will tabulate the votes cast at the Annual Meeting and certify the results.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, please contact our proxy solicitor, Alliance Advisors, toll-free at 1-855-325-6671. If you are a beneficial owner of shares held indirectly through a broker, bank or other nominee, please contact your account representative at that organization.

What constitutes a "quorum?"

A "quorum" refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. Holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.

What is a "broker non-vote" and how is it treated?

If you are a beneficial owner of shares held in "street name" by a broker and you do not submit voting instructions to your broker, your broker may vote your shares at the Annual Meeting only on "routine matters" (as defined by NYSE rules) on which it has discretion to vote. The NYSE currently considers only Proposal 4 — the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 — to be a "routine matter." The following proposals are considered "non-routine matters" under the NYSE rules:

  •
  the election to the Board of the nine director nominees named in this proxy statement;

  •
  the proposal to approve, on an advisory basis, the compensation of our NEOs; and

  •
  the vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs.

Accordingly, if your shares are held in "street name" and your broker has not received voting instructions from you, your broker may exercise its discretion to vote your shares on the proposal to ratify the selection of PwC as our independent registered public accounting firm, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be treated as present and entitled to vote at the Annual Meeting for purposes of establishing the presence or absence of a quorum and voted on the proposal to ratify the selection of PwC in the manner directed by the broker, but will constitute "broker non-votes" on each of the other proposals at the Annual Meeting. These broker non-votes will not be counted in determining the outcome of any of the other proposals.

How are abstentions treated?

For the election of directors, you may vote "for," "against," or "abstain" with respect to each director nominee. If you elect to "abstain" from the election of directors, the abstention will not have any effect on the election of directors. In determining the voting results for the election of directors, only "for" and "against" votes count.

For purposes of the proposals regarding the vote to approve, on an advisory basis, the compensation of our NEOs, the vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs and the vote to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017, abstentions are treated as present and entitled to vote. Therefore, with respect to each of these proposals (other than the vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs), abstentions have the effect of votes "AGAINST" the proposal. With respect to the vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our NEOs, abstentions have the effect of votes "AGAINST" each of the frequency options in determining whether any of the frequency options has been approved by a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the proposal, but will not be counted in determining the frequency option receiving the highest number of votes.

What percentage of stock do the directors and executive officers own?

As of the record date, our directors and executive officers owned approximately one percent of our shares of common stock in the aggregate that are entitled to vote at the Annual Meeting.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

We will pay the costs associated with the preparation, assembly and mailing of the Notice, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers, banks and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock. In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. We may conduct further solicitations of stockholders by telephone,e-mail, through press releases issued by us, advertisements in periodicals or postings on our website at www.corelogic.com through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We have also retained Alliance Advisors to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $19,500 plus an amount to cover expenses. In addition, we have agreed to indemnify Alliance Advisors against certain liabilities arising out of or in connection with the engagement.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials, including our 2016 Annual Report, for the Annual Meeting or for our future meetings of stockholders, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee directly if you have questions, require additional copies of the proxy materials, or wish to request single or multiple copies of the proxy materials in the future.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote: (1) "FOR" the Board's nine nominees for director; (2) "FOR" the approval, on an advisory basis, of the compensation of our NEOs; (3) "EVERY ONE YEAR" with respect to the frequency of future advisory votes on the compensation of our NEOs; and (4) "FOR" the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results as soon as possible after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file with the SEC a Current Report on Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amendment to that Form 8-K to disclose the final voting results.

Whom can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Alliance Advisors, the firm assisting the Board in the solicitation of proxies, at:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

STOCKHOLDER PROPOSALS

Requirements for Director Nominations and Stockholder Proposals to be Brought Before an Annual Meeting. In order for a director nomination or a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to our Secretary. A stockholder's notice to our Secretary shall set forth certain information concerning the stockholder and each director nomination or proposal, as specified in Section 2.10 of our Bylaws, and must comply with the other requirements specified in Section 2.10 of our Bylaws. To be timely for the 2018 annual meeting, the notice must be delivered or mailed to and received by our Secretary between January 3, 2018 and February 2, 2018.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2018 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. The proposal must be received by us at our principal executive offices not later than November 20, 2017 in order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders.

GENERAL INFORMATION

We will, upon the written request of any stockholder on the record date for the Annual Meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the General Counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the Annual Meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

Stergios Theologides Senior Vice President, General Counsel and Secretary
Irvine, California March 20, 2017

CORPORATE SOCIAL RESPONSIBILITY

Information is at the core of smart decision making. CoreLogic uses the power of information, technology and services to help businesses and consumers connect to improve lives and create a better world. This serves as the founding principle of our commitment to corporate social responsibility and is translated into action through:

Investment in our communities.    This includes financial investments, in-kind contributions and employee volunteerism. One of our CORE values is to make a meaningful difference in the communities where we live and work. This is brought to life though national partnerships and local initiatives in support of affordable housing initiatives, community reinvestment through research, and financial literacy to underbanked populations.

Commitment to a positive, diverse and inclusive experience for all employees.    Diversity and inclusion are woven into our business and workplace culture. We believe that building a diverse and inclusive culture is critical to winning in the workplace, in the marketplace and in the community.

Our commitment to an inclusive environment.    This demonstrates a deeper commitment to maximizing the potential of our employees, our communities and the value we create for our stockholders. This commitment is demonstrated through:

➢	Ensuring accountability and execution of corporate social responsibility programs through enterprise networks and governance by an enterprise diversity advisory council;
➢	Elevating high-potential diverse talent through job enrichment and leadership development programs;
➢	Acquiring a broad and varied candidate spectrum of top-tier talent via targeted alliances with outreach partners to include organizations focused on ethnic diversity, women and military veterans;
➢	Establishing employee-led networks that inspire personal and professional development and serve as conduits for diversity initiatives; and
➢	Encouraging and supporting mentoring opportunities to champion talent and broaden development opportunities for our workforce.

CoreLogic is an Equal Employment Opportunity employer.    We are committed to providing a workplace environment free from discrimination and harassment. We advance this agenda through training and orientation for all employees; consistent administration of related employment practices and policies; and alignment of expectations and communications to all vendors and supplier partners.

We are steadfast in our investment to bridging community and business goals to discover strategic solutions on a global stage and to continue to explore innovative ways to drive societal investments that strengthen our communities and influence positive change.

APPENDIX A – UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED NUMBERS

This proxy statement contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. The Company uses these non-GAAP adjusted financial measures to evaluate the company's operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. The Company believes that its presentation of non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as income from continuing operations, net of tax per share adjusted for stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 35%, 36% and 35% for 2017, 2016 and 2015, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Year Ended December 31, 2016
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic

Net income/(loss) from continuing operations	$90,119	$252,997	$(233,170)	—	$109,946
Income taxes	—	—	55,537	—	55,537
Depreciation and amortization	126,367	28,652	17,559	—	172,578
Interest expense	2,342	—	55,441	—	57,783
Stock-based compensation	12,879	5,460	21,510	—	39,849
Non-operating losses	10,399	—	42,783	—	53,182
Efficiency investments	—	—	1,446	—	1,446
Transaction costs	2,748	—	4,111	—	6,859
Amortization of acquired intangibles included in equity in earnings of affiliates	2,890	—	—	—	2,890

Adjusted EBITDA	$247,744	$287,109	$(34,783)	—	$500,070

	For the Year Ended December 31, 2015
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic

Net income/(loss) from continuing operations	$94,522	$216,147	$(181,117)	—	$129,552
Income taxes	—	—	66,494	—	66,494
Depreciation and amortization	96,766	37,493	16,118	—	150,377
Interest expense	784	31	60,475	—	61,290
Stock-based compensation	8,251	5,581	21,954	—	35,786
Non-operating losses	—	—	(33,884)	—	(33,884)
Efficiency investments	368	1,036	6,108	—	7,512
Transaction costs	2,074	—	3,451	—	5,525

Adjusted EBITDA	$202,765	$260,288	$(40,401)	—	$422,652

A-1

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Year Ended December 31,
	2016	2015
Income from continuing operations, net of tax	$1.23	$1.42
Stock-based compensation	0.45	0.40
Non-operating losses/(gains)	0.60	(0.37)
Efficiency investments	0.02	0.08
Transaction costs	0.08	0.06
Depreciation and amortization of acquired software and intangibles	0.72	0.61
Amortization of acquired intangibles included in equity in earnings of affiliates	0.03	—
Income tax effect on adjustments	(0.71)	(0.30)

Adjusted EPS	$2.42	$1.90

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Year Ended December 31, 2016
Net cash provided by operating activities — continuing operations	$414,003
Purchases of property and equipment	(45,211)
Purchases of capitalized data and other intangible assets	(35,507)

Free Cash Flow	$333,285

(in thousands)	For the Year Ended December 31, 2015
Net cash provided by operating activities — continuing operations	$336,149
Purchases of property and equipment	(44,149)
Purchases of capitalized data and other intangible assets	(36,409)

Free Cash Flow	$255,591

A-2

  From San Diego: Take I-5 north, transaction to I-405 north. Exit Irvine Center Dr., keep to the left at the fork in the ramp. Turn left from the center lane on Enterprise, then turn right onto Irvine Center Dr. Take the first left onto Pacifica. Take the first left at the driveway between the two buildings.

  From Los Angeles: Take I-5 south, exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

  From Riverside: Take 91 west, transition to 55 south towards Newport Beach. Merge onto I-5 south towards San Diego. Take the exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

  When you arrive, take a ticket and proceed into the parking garage. CoreLogic visitors parking is to the right.

29-PROXY2017-0317-00

40 Pacifica, Ste. 900
Irvine, CA 92618
corelogic.com

NYSE: CLGX
29-PROXY2017-0217-00	© 2017 CoreLogic, Inc. All rights reserved.

ANNUAL MEETING OF STOCKHOLDERS May 3, 2017, 2:00 p.m. PacificTime This proxy is solicited by CoreLogic’s Board of Directors.

The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Frank D. Martell and Stergios Theologides, and each of them, as proxies for the undersigned, with power to act without the other and with power to each of substitution, and hereby authorize(s) them to attend the annual meeting of the stockholders of said corporation to be held May 3, 2017, at 2:00 p.m. Pacific Time, at the executive offices of CoreLogic, Inc., 40 Pacifica, Irvine, California 92618, and any postponements  or adjournments thereof, and to vote all of the shares of common stock of CoreLogic, Inc. that the undersigned is/are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any postponements or adjournments thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED.   WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4 AND “EVERY ONE YEAR” ON PROPOSAL 3.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY Continued and to be signed and dated on reverse side

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held May 3, 2017.

The Notice of Annual Meeting and Proxy Statement and our 2016 Annual Report to Stockholders are available at: http://www.viewproxy.com/CoreLogic/2017

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON EACH OF THE ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.The Board of Directors Recommends a Vote FOR each of the Nominees in Proposal 1, FOR Proposals 2 and 4 and EVERY ONE YEAR on Proposal 3.

Please mark your votes like this	☒

1. Electionof directors:	FOR	AGAINST	ABSTAIN

2. To  approve,  on  an  advisory  basis,  the  compensation  of  the Company’s named executive officers.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

3. To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

☐ EVERY ONE YEAR           ☐ EVERY TWO YEARS

☐ EVERY THREE YEARS     ☐ ABSTAIN

4. To ratify  the  selection  of  PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

In their discretion,  the proxies are authorized to  vote upon  such other business as may properly come before the meeting or any postponements or adjournments thereof.

01 J. David Chatham	☐	☐	☐
02 Douglas C. Curling	☐	☐	☐
03 John C. Dorman	☐	☐	☐
04 Paul F. Folino	☐	☐	☐
05 Frank D. Martell	☐	☐	☐
06 Thomas C. O’Brien	☐	☐	☐
07 Jaynie Miller Studenmund	☐	☐	☐
08 David F. Walker	☐	☐	☐
09 Mary Lee Widener	☐	☐	☐

				I plan on attending the meeting	☐

Please sign exactly as your name(s) appears on this proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy card.

Date:

Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on May 2, 2017.

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/CLGX Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.